UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

( RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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Cooper Tire & Rubber Company
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COOPER TIRE & RUBBER COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

The 2012 Annual Meeting of Stockholders of Cooper Tire & Rubber Company (the “Company”) will be held at The Westin Detroit Metropolitan Airport, McNamara Terminal, 2501 Worldgateway Place, Detroit, Michigan 48242 on Friday, May 11, 2012, at 10:00 a.m., Eastern Daylight Time, for the following purposes:

(1)	To elect six Directors of the Company for the ensuing year.

(2)	To ratify the selection of the Company’s independent registered public accounting firm for the year ending December 31, 2012.

(3)	To hold an advisory vote to approve named executive compensation.

(4)	To transact such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

Only holders of Common Stock of record at the close of business on March 15, 2012, are entitled to notice of and to vote at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen Zamansky,

Vice President,

General Counsel and Secretary

Findlay, Ohio

March 27, 2012

Please mark, date, and sign the enclosed proxy and return it promptly in the enclosed addressed envelope, which requires no postage. In the alternative, you may vote by Internet or telephone. See page 2 of the proxy statement for additional information on voting by Internet or telephone. If you are present and vote in person at the Annual Meeting, the enclosed proxy card will not be used.

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TABLE OF CONTENTS

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COOPER TIRE & RUBBER COMPANY

701 Lima Avenue, Findlay, Ohio 45840

March 27, 2012

PROXY STATEMENT

GENERAL INFORMATION AND VOTING

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cooper Tire & Rubber Company (the “Company,” “Cooper Tire,” “our,” “we,” or “us”) to be used at the Annual Meeting of Stockholders of the Company to be held on May 11, 2012, at 10:00 a.m., Eastern Daylight Time, at The Westin Detroit Metropolitan Airport, McNamara Terminal, 2501 Worldgateway Place, Detroit, Michigan 48242. This proxy statement and the related form of proxy were first mailed or made available to stockholders on or about March 27, 2012.

Purpose of Annual Meeting

The purpose of the Annual Meeting is for stockholders to act on the matters outlined in the notice of Annual Meeting on the cover page of this proxy statement. These matters consist of (1) the election of six Directors, (2) the ratification of the selection of the Company’s independent registered public accounting firm for the year ending December 31, 2012, (3) an advisory vote to approve named executive compensation, and (4) the transaction of such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

Voting

Each share of the Company’s Common Stock will be entitled to one vote on each matter. Only stockholders of record at the close of business on March 15, 2012, (the “record date”) will be eligible to vote at the Annual Meeting. As of the record date, there were 62,313,881 shares of Common Stock outstanding. The holders of a majority of the shares of Common Stock issued and outstanding, and present in person or represented by proxy, constitute a quorum. Abstentions and “broker non-votes” with respect to a proposal will be counted to determine whether a quorum is present at the Annual Meeting.

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. “Broker non-votes” occur when an organization that holds shares for a beneficial owner has not received voting instructions with respect to the proposal from the beneficial owner. Whether such organization has the discretion to vote those shares on a particular proposal depends on the ballot item. If the organization that holds your shares does not have discretion and you do not give the organization instructions, the votes will be “broker non-votes,” which may have the same effect as votes against the proposal.

Below is a summary of the vote threshold required for passage of each agenda item and the effect of abstentions and “broker non-votes.”

Agenda Item 1. Except in the case of a contested election, each nominee for election as a Director who receives a majority of the votes cast with respect to such Director’s election by stockholders will be elected as a Director. In the case of a contested election, the nominees for election as Directors who receive the greatest number of votes will be elected as Directors. Abstentions and “broker non-votes” are not counted for purposes of the election of Directors.

Agenda Item 2. Although the Company’s independent registered public accounting firm may be selected by the Audit Committee of the Board of Directors without stockholder approval, the Audit Committee will consider the affirmative vote of a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting to be a ratification by the stockholders of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012. As a result, abstentions will have the same effect as a vote cast against the proposal, but “broker non-votes” will have no effect on the outcome of this proposal.

Agenda Item 3. Although the advisory vote to approve named executive compensation is non-binding, the advisory votes allow our stockholders to express their opinions regarding executive compensation. Abstentions and “broker non-votes” are not counted for purposes of the advisory vote to approve named executive compensation. As a result, if you own shares through a bank, broker-dealer or similar organization, you must instruct your bank, broker-dealer or other similar organization to vote in order for them to vote your shares.

Proxy Matters

Stockholders may vote by completing, properly signing, and returning the accompanying proxy card, or by attending and voting at the Annual Meeting. If you properly complete and return your proxy card in time to vote, your proxy (one of the individuals named in the proxy card) will vote your shares as you have directed. If you sign and return the proxy card but do not indicate specific choices as to your vote, your proxy will vote your shares (i) to elect the nominees listed under “Nominees for Director,” (ii) for the ratification of the selection of the Company’s independent registered public accounting firm and, (iii) for approval of the compensation of the Company’s named executive officers for fiscal year 2011.

Stockholders of record and participants in certain defined contribution plans sponsored by the Company (see below) may also vote by using a touch-tone telephone to call 1-800-690-6903, or by the Internet by accessing the following website: http://www.proxyvote.com.

Voting instructions, including your stockholder account number and personal proxy control number, are contained on the accompanying proxy card. You will also use this accompanying proxy card if you are a participant in the following defined contribution plans sponsored by the Company:

•	Spectrum Investment Savings Plan

•	Pre-Tax Savings Plan (Texarkana)

•	Pre-Tax Savings Plan (Findlay)

Those stockholders of record who choose to vote by telephone or Internet must do so no later than 11:59 p.m., Eastern Daylight Time, on May 10, 2012. All voting instructions from participants in the defined contribution plans sponsored by the Company and listed above must be received no later than 5:00 p.m., Eastern Daylight Time, on May 9, 2012.

A stockholder may revoke a proxy by filing a notice of revocation with the Secretary of the Company, or by submitting a properly executed proxy card bearing a later date. A stockholder may also revoke a previously executed proxy (including one submitted by Internet or telephone) by attending and voting at the Annual Meeting, after requesting that the earlier proxy be revoked. Attendance at the Annual Meeting, without further action on the part of the stockholder, will not operate to revoke a previously granted proxy card. If the shares are held in the name of a bank, broker or other holder of record, the stockholder must obtain a proxy executed in his or her favor from the holder of record to be able to vote at the Annual Meeting.

AGENDA ITEM 1

ELECTION OF DIRECTORS

On May 4, 2010, the Board of Directors adopted an amendment to the Bylaws of the Company to declassify the Board of Directors and provide for the annual election of each Director. The amendment to the Bylaws is consistent with a similar amendment to the Company’s Restated Certificate of Incorporation that was approved at the 2010 Annual Meeting of Stockholders. Prior to the amendment, the Bylaws of the Company provided for the Board of Directors to be divided into three classes, with each class of Directors serving for a term of three years. The amendment to the Bylaws provides for the annual election of all Directors beginning at the May 6, 2011 Annual Meeting, provided, however, that prior to that Annual Meeting, any director elected by the stockholders of the Company to a three-year term may complete the term to which he or she has been elected.

Six Directors have a term that expires at this Annual Meeting.

In accordance with the Restated Certificate of Incorporation of the Company, the Board of Directors has fixed the total number of Directors at nine. At this Annual Meeting, six Directors are being elected to serve for a term of office that will expire at the Annual Meeting of Stockholders in 2013. Each of the nominees is a Director standing for re-election and has consented to stand for election to a term as described above. In the event that any of the nominees becomes unavailable to serve as a Director before the Annual Meeting, the Board of Directors will designate a new nominee, and the persons named as proxies will vote for that substitute nominee.

The Board of Directors recommends that stockholders vote FOR the six nominees for Director.

NOMINEES FOR DIRECTOR

STEVEN M. CHAPMAN	Group Vice President, China and Russia, Cummins, Inc.

Mr. Chapman, age 58, is Group Vice President, China and Russia, for Cummins, Inc. Cummins designs, manufactures, and markets diesel engines and related components and power systems. Mr. Chapman has been with Cummins since 1985 and served in various capacities, including as Group Vice President, Emerging Markets & Businesses, President of Cummins’ International Distribution Business, Vice President of International, and Vice President of Southeast Asia and China. Mr. Chapman graduated from St. Olaf College with a B.A. in Asian Studies and from Yale University with a M.P.P.M. in Management. Mr. Chapman’s education, board member experience, and business management experience in operations and international operations qualify him to continue serving as a member of the Board of Directors.

Director Since	2006
Nominee for Term to Expire	2013

NOMINEES FOR DIRECTOR (CONT.)

JOHN J. HOLLAND	President, The International Copper Association

Mr. Holland, age 62, is President of The International Copper Association since February 6, 2012. The International Copper Association is a marketing organization for the copper industry. Prior to that, Mr. Holland was the President of Greentree Advisors LLC from 2005. Greentree Advisors LLC provides business advisory services. Mr. Holland served as President, Chief Operating Officer, and Chief Financial Officer of MMFX Technologies Corporation from September 2008 until October 2009. MMFX Technologies is an inventor and manufacturer of nano technology steel. Prior to that, he was Executive Vice President and Chief Financial Officer of Alternative Energy Sources, Inc., an ethanol producer, from August 2006 until June 2008. Mr. Holland previously was employed by Butler Manufacturing Company, a producer of pre-engineered building systems, supplier of architectural aluminum systems and components, and provider of construction and real estate services for the non-residential construction market, from 1980 until his retirement in 2004. Prior to his retirement from Butler, Mr. Holland served as Chairman of the Board from 2001 to 2004, as Chief Executive Officer from 1999 to 2004, and as President from 1999 to 2001. Mr. Holland is also a director of SAIA, Inc. (formerly SCS Transportation, Inc.) and NCI Buildings Systems Inc. Mr. Holland holds B.S. and M.B.A. degrees from the University of Kansas. Mr. Holland’s education, board member experience, and business management experience in operations and accounting, including his service as a chief executive officer and chief financial officer, qualify him to continue serving as a member of the Board of Directors.

Director Since	2003
Nominee for Term to Expire	2013

JOHN F. MEIER	Chairman of the Board, Applied Industrial Technologies

Mr. Meier, age 64, was elected as Chairman of the Board of Applied Industrial Technologies, Inc., in December 2011. Applied Industrial Technologies, Inc., is an industrial distributor. Mr. Meier was the Chairman of the Board and Chief Executive Officer of Libbey Inc., a producer of glass tableware and china, from June 1993 until July 2011. Mr. Meier received a B.S. degree in Business Administration from Wittenberg University and an M.B.A. degree from Bowling Green State University. He is trustee emeritus of Wittenberg University. Mr. Meier’s education, board member experience, and business management experience, including his service as a chief executive officer, qualify him to continue serving as a member of the Board of Directors.

Director Since	1997
Nominee for Term to Expire	2013

NOMINEES FOR DIRECTOR (CONT.)

CYNTHIA A. NIEKAMP	Senior Vice President, Automotive Coatings, PPG Industries, Inc.

Ms. Niekamp, age 52, is Senior Vice President, Automotive Coatings, PPG Industries, Inc. PPG Industries is a leading global coatings and specialty products company. Ms. Niekamp joined PPG in 2009 as Vice President of the Automotive OEM Coatings business. Ms. Niekamp served as Vice President, President and General Manager of BorgWarner TorqTransfer Systems from 2004 to 2008. BorgWarner is a global technology leader in powertrain solutions. Prior to joining BorgWarner, she served as Senior Vice President and Chief Financial Officer of MeadWestvaco Corporation. MeadWestvaco manufactures packaging products, consumer office products, and specialty chemicals. During her nine years with MeadWestvaco, Niekamp held a variety of positions of increasing responsibility, including the President of the Specialty Paper Division and Vice President of Corporate Strategy and Planning. Ms. Niekamp graduated from Purdue University with a B.S. degree in Industrial Engineering and from Harvard University with an M.B.A. Ms. Niekamp is a former Director of Delphi Automotive and Rockwood Specialty Chemicals. Ms. Niekamp’s experience in the global automotive supply and industrial specialty businesses, along with her education, board experience, business management experience; especially in operations leadership, finance and corporate strategy and planning qualify her to continue serving as a member of the Board of Directors.

Director Since	2011
Nominee for Term to Expire	2013

JOHN H. SHUEY	Former Chairman of the Board, President and Chief Executive Officer, Amcast Industrial Corporation

Mr. Shuey, age 66, joined Amcast Industrial Corporation, a producer of aluminum components for the automotive industry and plumbing products for the construction industry, in 1991 as Executive Vice President. He was elected President and Chief Operating Officer in 1993, a director in 1994, Chief Executive Officer in 1995, and Chairman in 1997. Mr. Shuey served as Chairman of the Board, President and Chief Executive Officer through February 2001. Prior to joining Amcast, Mr. Shuey served as chief financial officer for two Fortune 500 companies. Mr. Shuey has been a private investor since February 2001. Mr. Shuey has a B.S. degree in Industrial Engineering and an M.B.A. degree, both from the University of Michigan. Mr. Shuey’s education, board member experiences, and business and financial management experience, including service as chief financial officer for two Fortune 500 companies, as well as his service as a chief executive officer and in numerous leadership positions for many organizations, qualify him to continue serving as a member of the Board of Directors.

Director Since	1996
Nominee for Term to Expire	2013

NOMINEES FOR DIRECTOR (CONT.)

RICHARD L. WAMBOLD	Former Chairman of the Board and Chief Executive Officer Of Pactiv Corporation

Mr. Wambold, age 60, was Chief Executive Officer of Reynolds/Pactiv Foodservice and Consumer Products, a global manufacturer and supplier of consumer food and beverage packaging and store products from November 2010 until January 2011 when he retired. Mr. Wambold was Chief Executive Officer of Pactiv from November 1999 until November 2010 and was Chairman of the Board from 2000 until November 2010. Mr. Wambold is also a director of Precision Castparts Corp., and Sealed Air Corporation. Mr. Wambold holds a B.A. in Government and an M.B.A. from the University of Texas. Mr. Wambold’s education, board member experience, and business management experience, including his service as a Chief Executive Officer, qualify him to continue serving as a member of the Board of Directors.

Director Since	2003
Nominee for Term to Expire	2013

DIRECTORS WHO ARE NOT NOMINEES

ROY V. ARMES	Chairman of the Board, President, and Chief Executive Officer

Mr. Armes, age 59, has served as President and Chief Executive Officer of the Company since January 2007 and as Chairman of the Board since December 2007. He was previously employed at Whirlpool Corporation, a manufacturer and marketer of major home appliances, for 31 years, where he gained experience in engineering, manufacturing, global procurement, and international operations management. Mr. Armes also developed a successful track record at Whirlpool Corporation of developing customer relationships and consumer oriented products. During his career at Whirlpool Corporation, Mr. Armes served in positions including: Senior Vice President, Project Management Office; Corporate Vice President and General Director, Whirlpool Mexico; Corporate Vice President, Global Procurement Operations; President/Managing Director, Whirlpool Greater China; Vice President, Manufacturing Technology, Whirlpool Asia (Singapore); and Vice President, Manufacturing & Technology, Refrigeration Products, Whirlpool Europe (Italy). Mr. Armes is also a director of The Manitowoc Company, Inc. Mr. Armes has a B.S. in Mechanical Engineering from The University of Toledo. Mr. Armes’ education, board member experience, and business management experience in manufacturing, technology, and sales and marketing, including eight years of international business experience, qualify him to continue serving as a member of the Board of Directors.

Director Since	2007
Expiration of Term	2013

DIRECTORS WHO ARE NOT NOMINEES (CONT.)

THOMAS P. CAPO	Former Chairman of the Board, Dollar Thrifty Automotive Group, Inc.

Mr. Capo, age 61, served as Chairman of the Board of Dollar Thrifty Automotive Group, Inc., a vehicle rental company, from October 2003 to November 2010. Mr. Capo was a Senior Vice President and Treasurer of DaimlerChrysler Corporation, an automobile manufacturer, from November 1998 until August 2000. From November 1991 to October 1998, he was Treasurer of Chrysler Corporation, an automobile manufacturer. Prior to holding these positions, Mr. Capo served as Vice President and Controller of Chrysler Financial Corporation, a finance company. Mr. Capo also serves as a director of Dollar Thrifty Automotive Group, Inc., and Lear Corporation. Mr. Capo has a B.S. in Accounting and Finance, an M.A. in Economics, and an M.B.A. in Finance, each from the University of Detroit Mercy. Mr. Capo’s public company board and committee experience, including at board chairman level, executive management and leadership experience, especially in finance, treasury, and accounting, including his service as a public company treasurer and controller, and education qualify him to continue serving as a member of the Board of Directors.

Director Since	2007
Expiration of Term	2013

ROBERT D. WELDING	Former Non-Executive Chairman, Public Safety Equipment (Int’l) Limited

Mr. Welding, age 63, served as the Non-Executive Chairman of Public Safety Equipment (Int’l) Limited, a manufacturer of highway safety and enforcement products, from January 2009 until his retirement in May 2010. Prior to that, he was President, Chief Executive Officer, and a director of Federal Signal Corporation, a manufacturer of capital equipment, from November 2003 until his retirement in 2007. Prior to holding those positions, Mr. Welding was Executive Vice President of BorgWarner, Inc., a U.S. automotive parts supplier, and Group President of BorgWarner’s Driveline Group from November 2002 until November 2003, and was President of BorgWarner’s Transmission Systems Division from 1996 to November 2002. Mr. Welding graduated from the University of Nebraska with a B.S. in Mechanical Engineering, holds an M.B.A. from the University of Michigan, and is a graduate of Harvard Business School’s Advanced Management Program. Mr. Welding’s education, board member experience, and business management experience in strategy development, operations leadership, continuous improvement, product development, technology, and corporate leadership qualify him to continue serving as a member of the Board of Directors.

Director Since	2007
Expiration of Term	2013

Note: The beneficial ownership of the Directors and nominees in the Common Stock of the Company is shown in the table presented under the heading “Security Ownership of Management” in this proxy statement.

AGENDA ITEM 2

RATIFICATION OF THE SELECTION OF THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as the independent registered public accounting firm of the Company in 2011 and has been retained by the Audit Committee to do so in 2012. In connection with the audit of the 2012 financial statements, the Company has engaged Ernst & Young LLP to perform audit services for the Company. The Board of Directors has directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain the firm. In such event, the Audit Committee may retain Ernst & Young LLP, notwithstanding the fact that the stockholders did not ratify the selection, or select another nationally recognized public accounting firm without resubmitting the matter to the stockholders. Even if the selection is ratified, the Audit Committee reserves the right in its discretion to select a different nationally recognized public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors recommends that stockholders vote FOR the ratification of the selection of the Company’s independent registered public accounting firm.

AGENDA ITEM 3

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE COMPENSATION

The Board of Directors is aware of the significant interest in executive compensation matters by investors and the general public. Consistent with recently enacted legislation by Congress requiring a non-binding, advisory vote on the compensation of the Company’s named executive officers, the Company is submitting this proposal, commonly known as a “say-on-pay” proposal, to stockholders. The Company is currently conducting say-on-pay votes every year and expects to hold the next say-on-pay vote in connection with its 2013 Annual Meeting of Stockholders. As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, or the Exchange Act, we are asking you to cast a non-binding advisory vote to approve the Company’s named executive compensation through the consideration of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Our Compensation Committee has overseen the development and implementation of a compensation program that is discussed more fully in “Compensation Discussion and Analysis” and “Executive Compensation,” including the summary tables and narrative sections of this proxy statement.

The Company compensation program emphasizes a pay-for-performance philosophy. Performance-based annual cash incentive and long-term incentive programs, collectively, are the majority of our named executive officers’ targeted annual compensation. These programs are designed to:

•	Drive the long-term financial and operational performance of the Company;

•	Deliver value to our stockholders;

•	Recognize and reward corporate, group and individual performance;

•	Provide a pay package that reflects our judgment of the value of each officer’s position in the marketplace and the Company; and

•	Attract and retain strong executive leadership.

In executing a philosophy which begins with creating long-term value to stockholders, the Compensation Committee has established a framework for executive compensation that promotes a culture of performance and accountability with due consideration to risk management, transparency, and the need to adjust to rapidly changing market conditions. The program is heavily weighted toward pay at risk, with limited executive perquisites and benefits and clear line of sight to the link between important Company strategic goals and the rewards for achieving those objectives.

To further promote alignment with the interests of stockholders and a culture of enduring performance and accountability, the Company’s executives have stock ownership requirements and are bound by a Clawback Policy which allows for the recoupment of incentive payments in certain circumstances. The fully independent Compensation Committee believes that the executive compensation program is an essential factor in the Company’s strengthening of its leadership team and competitive position in the marketplace, both of which lead to business continuity and long-term value creation.

Because your vote is advisory, it will not be binding upon the Company, the Compensation Committee or the Board of Directors. However, we value stockholders’ opinions, and the Board will carefully consider the outcome of the advisory vote on executive compensation.

The Board of Directors recommends that the stockholders vote FOR approval of the compensation of the Company’s named executive officers for fiscal year 2011.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Cooper Tire’s executive compensation program for its named executive officers is driven by our financial and strategic goals and the primary principle of pay for performance. The compensation program primarily consists of a base salary and performance-based cash incentive and equity awards.

2011 Financial Results

The actual achievement fell below the targets for 2011 due to challenging economic and industry conditions.

Corporate Performance Metrics*	2011 Targets	2011 Performance Results
Operating Profit	$350,000,000	$154,758,000
Free Cash Flow	$59,200,000	$(52,748,000)
Net Income	$206,200,000	$84,430,000
Return on Invested Capital	18.00%	10.58%

*	For more information about how these performance metrics are calculated, see “Incentive Compensation —Performance Metrics Methodology and Explanation” below.

Executive Compensation Practices

Highlighted below is a summary of our executive compensation practices:

•	Pay is tied to performance.

•

The annual incentive plan is based upon the achievement of established corporate or business unit performance metrics, e.g., for corporate, the 2011 goals are corporate operating profit and free cash flow.

•	The 2011-2013 long-term performance plan is based upon the achievement of net income and return on invested capital goals.

•	Dividend equivalents are not earned or paid on performance awards that are not notionally earned.

•	The annual incentive plan and the long-term performance plan are designed to challenge the named executive officers to meet aggressive performance goals.

•	The majority of each named executive officer’s total compensation is at-risk, and the design is intended to focus executives on the metrics that create long-term stockholder value.

•	Stock ownership. Executives are required to achieve and maintain minimum levels of stock ownership.

•

Clawback policy. The Board has established a policy that permits the recoupment of annual and long-term incentive compensation in the event of a restatement of reported financial results or if an employee has engaged in unethical conduct that is detrimental to the Company.

•

Welfare and retirement benefits. With the exception of a plan designed to restore benefits lost due to limits under the Internal Revenue Code and a deferred compensation plan which allows executives to invest in Company stock and investments which mirror those in the qualified 401(k) plan, the named executive officers participate in the same group benefit plans and at the same level as all other employees. We do not credit additional years of service beyond years actually worked.

•	Employment agreements. Except for Mr. Armes, none of the named executive officers have an employment agreement.

•

Risk assessment. The process used to evaluate risks associated with our compensation programs is formalized, and the Compensation Committee has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

•

Executive compensation consultant. Our executive compensation consultant is retained directly by and reports to the Compensation Committee. Our executive compensation consultant does not provide any services to management and had no prior relationship with our Chief Executive Officer or any other named executive officer.

Executive Compensation Philosophy and Approach

Our Philosophy is to Provide Market Competitive Pay for Achieving Targeted Results

The Cooper Tire executive officer compensation program is designed to deliver value to our stockholders by driving long-term financial and operational performance. To accomplish this goal, we have structured our executive compensation program to attract, motivate and retain outstanding executives around the following principles:

•

Pay for performance. A significant portion of the value that our executives realize as compensation is based on performance, which motivates our executives to achieve annual and long-term goals. As such, the majority of the annual compensation opportunity is variable and “at-risk,” which means it is earned based on our achievement of financial goals that we believe create stockholder value. Payouts from the Annual Incentive Plan and the Long-Term Incentive Plan are based on objectives that must be achieved to earn a payout. The value realized from earned equity awards is also based on changes in the price of our stock over the performance period.

•	Be competitive. We establish our executive compensation opportunities, in part, based on a review of the practices for comparable positions at companies with annual revenues comparable to ours.

•

Align the interests of management and stockholders. We deliver a substantial portion of the long-term incentive opportunity by granting equity awards. In order to align our key executives with stockholder interests, ongoing stock retention is required of our named executive officers and senior executives, all of whom are subject to minimum ownership guidelines.

•

Encourage management continuity and enduring value creation. Our executive compensation program includes long-term incentives and other benefits which are earned or vested over several years, promoting retention and performance improvement. The program is regularly benchmarked and refined to assure that the Company can attract, retain, and motivate the caliber of leadership which can deliver value to our stockholders and other key constituents of Cooper’s success.

Our Executive Officer Compensation Program is Administered by the Compensation Committee

The Compensation Committee is responsible for performing the duties of the Board of Directors relating to the compensation of our executive officers and other senior management. During 2011, our named executive officers were Mr. Roy V. Armes, Chairman, President, and Chief Executive Officer; Mr. Bradley E. Hughes, Vice President and Chief Financial Officer; Ms. Brenda S. Harmon, Senior Vice President and Chief Human Resources Officer; Mr. Harold C. Miller, Vice President and President International Tire Operations; and Mr. Christopher E. Ostrander, Vice President and President North American Tire Operations.

With input, as appropriate, from management and our outside executive compensation consultants, the Compensation Committee reviews and approves all elements of our executive compensation program. Management is responsible for making recommendations to the Compensation Committee regarding executive officer compensation (except with respect to Mr. Armes’ compensation) and effectively implementing our executive compensation program, as approved by the Compensation Committee.

The Compensation Committee is authorized by the Board of Directors to determine the compensation package for Mr. Armes. In making this determination, the Committee considers a formal assessment of Mr. Armes’ performance by the Board of Directors, overall business results, competitive market practices, strategic objectives, recent compensation paid to Mr. Armes, and other relevant factors.

The Compensation Committee annually analyzes market benchmark data provided by a compensation consultant regarding base salary and annual and long-term incentive opportunities and periodically evaluates market benchmark data regarding other compensation elements. The Compensation Committee retained Exequity LLP as its executive compensation consultant. Data from Aon Hewitt, an outside compensation consultant, was used to provide pay benchmarking in 2011.

Additional information about the role and processes of the Compensation Committee is presented under the heading “Executive Compensation Consultant Disclosure” and “Meetings of the Board of Directors and its Committees-Compensation Committee” in this proxy statement.

Compensation Peer Group

The Compensation Committee uses benchmarking data to assess market pay levels and program design. The peer group represents the kinds of companies that have similar characteristics and may compete with Cooper Tire for executive leadership positions. For each element of compensation and in the aggregate, the Committee sets target compensation levels that are near the middle of the range offered by comparable companies.

For officer pay level comparisons, Aon Hewitt general industry data on 183 companies with revenues between $1.5 billion and $7.0 billion was used. The median revenues of these 183 companies was approximately $3.1 billion.

For purposes of benchmarking executive program design, but not pay levels, a peer group of 15 companies with annual revenues in the range of 50% to 200% of our revenues was used. The companies in the peer group were selected because they were comparable in revenues, but also in terms of being a durable goods or capital intensive manufacturer, offering a consumer-branded product, focusing on technology-driven product development, and managing international operations. Each of the following peer group companies had to meet four of the five criteria.

Briggs & Stratton Corporation	Lennox International
Exide Technologies	NACCO Industries, Inc.
Flowserve Corporation	The Scotts Miracle-Gro Company
Harley-Davidson, Inc.	Snap-on Incorporated
Harsco Corporation	Stanley Black & Decker
HNI Corporation	Steelcase Inc.
Kennametal Inc.	The Toro Company
Leggett & Platt Incorporated

Our Compensation Levels Are Set Considering Business Needs, Market Data and Other Factors

We use a comprehensive and structured approach in setting the compensation framework for all executive positions. We begin with a review of the Company’s overall strategy and the particular role each position is expected to play in achieving the goals of the Company. With this baseline understanding and the assistance of the Compensation Committee’s executive compensation consultant, we obtain and review relevant market benchmark data for each position regarding base salary, annual cash incentive opportunities, and long-term incentive award levels. We then determine an appropriate range of compensation for each position by assessing the market data in conjunction with the valuation of the position’s impact and importance in setting and achieving the strategic objectives of the Company.

To facilitate a comprehensive view of all current and previously granted forms of compensation for each named executive officer, tally sheets are used by the Compensation Committee. Informed by tally sheet data, competitive market data, organization strategies, and individual performance assessments, the Compensation Committee uses its judgment in setting target compensation for each named executive officer each year. A formulaic approach is not solely relied upon to determine executive pay. Actual individual total compensation levels may vary from target levels based upon Company, business unit and individual performance, long-term organizational strategy, and other factors.

Structure of Compensation Program

We believe that our executive compensation program, by element and in total, best achieves our objectives. The majority of each named executive officer’s compensation opportunity is based on the achievement of financial and strategic goals established at the beginning of the respective performance period. The primary elements of our executive compensation program, all key to the attraction, retention, and motivation of our named executive officers, are shown in the following table:

Element	Purpose	Nature of Component

Base Salary	To value the competencies, skills, experience, and performance of individual executives.	Cash. Not “at risk.” Reviewed annually.

Annual Incentive Compensation	To motivate and reward executives for the achievement of targeted financial and strategic operational goals.	Cash award. Performance-based and “at risk.” Amount earned will vary based upon actual results achieved.

Long-Term Incentive Compensation	To motivate and reward executives for the achievement of long-term financial goals and creation of stockholder value.	Equity-based and cash awards. Performance-based and “at risk.” Amount earned will vary depending upon financial results achieved and stockholder value created.

Benefits	To attract the level of talent required to achieve strategic objectives and to promote continuity of leadership.	Group medical and retirement benefits offered to all employees and a supplementary benefit plan to make up for Company contributions capped due to limits of the Internal Revenue Code. Opportunity to participate in a non-qualified deferred compensation plan.

Base Salaries

We provide market competitive base salaries to attract and retain outstanding talent and to provide a fixed component of pay for our named executive officers. Base salaries are reviewed annually and are determined according to the role of the executive, competitive median market data regarding similar roles in similar organizations, individual performance, budget, and other considerations. The Compensation Committee uses the median of market data as the reference point for base salary decisions because it believes that the median is the best representation of competitive salaries in the market for similar roles and talent.

In setting base salaries for 2011, the Compensation Committee considered how long the officer had been in his or her current role with the Company, the impact of his or her role on the Company’s results, the overall quality and manner in which the officer performs his or her role, and the financial position of the Company.

Incentive Compensation

The Compensation Committee, with input from the executive compensation consultant, sets annual incentive performance targets at the beginning of each year based on its review of the operating plan as approved by the Board and its determination of what would constitute appropriate incentive performance goals for the Company and for individual business units. Our Chief Executive Officer, Chief Financial Officer, and Chief Human Resources Officer establish specific recommendations to our Compensation Committee regarding the annual performance targets. Management and the Compensation Committee analyze and discuss these recommendations. Modifications may be made by the Compensation Committee before it approves the annual performance targets. In setting the performance targets, the following primary factors are considered:

•	Expected performance based upon the annual operating plan as approved by the Board;

•	The economic environment in which we expect to operate during the year;

•	The achievement of financial results expected to enhance stockholder value; and

•	The strategic goals of the Company.

Performance Metrics Methodology and Explanation

The opportunity for incentive compensation is based on Company performance against key metrics, including operating profit, free cash flow, net income, and return on invested capital. The performance metrics are set by the Compensation Committee at the beginning of the fiscal year.

For purposes of the corporate performance metrics, operating profit is equal to operating profit from the Company’s financial statements. For 2011, adjustments were made to recognize certain amounts related to the increased investment in Corporacion de Occidente S.A. de C.V. (“COOCSA”).

The following is a calculation of corporate operating profit for 2011:

Operating Profit	$163,301,000
Less: COOCSA Plant Operating Profit	(10,977,000)
Plus: COOCSA Step-Up Company Depreciation	2,434,000

Corporate Operating Profit	$154,758,000

For purposes of the corporate performance metrics, free cash flow is defined as cash provided by continuing operations from the Company’s financial statements, less capital expenditures and dividends, plus or minus agreed upon adjustments.

The following is a calculation of corporate free cash flow for 2011:

Cash Provided by Continuing Operations	$125,517,000
Less: Capital Expenditures	(155,406,000)
Less: Dividends	(31,858,000)
Plus: Consolidated COOCSA Use of Cash	5,548,000
Plus: Proceeds From Sale of Assets	3,451,000

Corporate Cash Flow	$(52,748,000)

For purposes of the corporate performance metrics, net income is equal to net income from the Company’s financial statements, including adjustments shown below.

The following is a calculation of corporate net income for 2011:

Net income	$253,503,000
Less: Tax Valuation Release	(167,223,000)
Less: Consolidated COOCSA Net Income	(1,850,000)

Corporate Net Income	$84,430,000

For purposes of the corporate performance metrics, return on invested capital is calculated by dividing the sum of operating profit from the Company’s financial statements, less income tax and the tax impact of net interest expense by an average of debt and equity calculated by taking the sum of the balance at the end of fiscal year 2010 and the balance at the end of each quarter in fiscal year 2011 divided by five.

The following is a calculation of corporate return on invested capital for 2011:

Numerator:
Operating Profit	$163,301,000
Less: Income Tax Expenses	(31,777,000)
Less: Tax Impact of Net Interest Expense	(7,817,000)

$123,707,000
Denominator:
Average of Debt and Equity	$1,169,307,000
Corporate Return on Invested Capital	10.58%

Annual Incentive Compensation

Target Opportunity

At target levels of achievement, the Annual Incentive Plan is designed to approximate the market median of awards for executives in similar roles in similar organizations. At the highest level of achievement, the annual cash incentive opportunity for our named executive officers was 200% of the target opportunity in 2011. At a threshold level of performance, the incentive opportunity was 70% of the target in 2011, with no incentive earned if performance was below threshold.

The Compensation Committee uses the median of general industry market data as the reference point for target annual cash incentive opportunities because it believes that the median is the best representation of competitive annual cash incentive levels in the market for similar roles and talent. With regard to setting individual annual cash incentive opportunity levels, the Compensation Committee has the discretion to adjust the target opportunity levels as it sees fit. Typical reasons for adjusting an individual officer’s target annual cash incentive opportunity level above or below the market median include how long the officer has been in his or her current role, the impact of the role upon the organization, and the multiple of salary needed to bring the total cash compensation of the executive to a competitive level.

Presented below are the target incentive awards for the named executive officers in 2011:

	2011 Target Incentive
Executive	$	(% of Salary)
Mr. Armes	$949,750	100%
Mr. Hughes	$255,900	60%
Ms. Harmon	$181,375	50%
Mr. Miller	$216,300	60%
Mr. Ostrander	$219,231	60%

Performance Metrics for 2011

The performance metrics under the 2011 Annual Incentive Plan for Messrs. Armes and Hughes and Ms. Harmon were: 60% Corporate Operating Profit and 40% Corporate Free Cash Flow. For Mr. Miller, the 2011 performance metrics were 45% International Tire Division Operating Profit, 35% Corporate Free Cash Flow, and 20% Corporate Operating Profit. For Mr. Ostrander, the 2011 performance metrics were 45% North America Tire Division Operating Profit, 35% Corporate Free Cash Flow, and 20% Corporate Operating Profit. The potential payout on each of the financial metrics ranged from 0% to 200% of target.

For 2011, the Corporate Operating Profit goal was set at $350,000,000; the Corporate Free Cash Flow goal was set at $59,200,000; the North America Tire Division Operating Profit goal was set at $271,800,000; and the International Tire Division Operating Profit goal was set at $104,300,000. In light of the overall market forecasts and projections for Cooper Tire at the time the 2011 targets were set, the Compensation Committee determined that these goals would be a challenge to achieve and that they were reflective of the Company’s potential earnings performance, financial health, and value creation.

2011 Annual Cash Incentive Awards Reflect Our Financial Performance

The annual cash incentive payout for 2011 for each named executive officer except for Mr. Miller was 0% of their target annual cash incentive opportunity. For Mr. Miller, who has responsibility for International Tire Operations, the annual incentive payout for 2011 was 44.8% of his target annual cash incentive opportunity. Presented below are the actual incentive awards for the named executive officers in 2011:

	Actual 2011 Incentive
Executive	$	(% of Salary)
Mr. Armes	0	0.0
Mr. Hughes	0	0.0
Ms. Harmon	0	0.0
Mr. Miller	$97,597	26.9%
Mr. Ostrander	0	0.0

Long-Term Incentives

Long-term incentive awards are granted under the Cooper Tire & Rubber Company 2010 Incentive Compensation Plan. The Plan allows for a variety of forms of long-term incentives, including stock options, restricted stock units, performance-based stock units and performance-based cash. The Compensation Committee approves long-term incentive award opportunities for each senior executive, including the named executive officers.

Award Grant Timing and Pricing

For current executives, the grant date is typically the date of our February Compensation Committee meeting. For new executives, the grant date is as of, or shortly after, the hiring date of the new eligible executive. Our standard methodology is to set the grant/exercise price of equity-based awards at the average of the high and low trading price of our common stock, as quoted on the New York Stock Exchange, on the date of grant.

Cycles for Performance-Based Grants

Key design features of performance-based stock units and performance-based cash grants include:

•	Three-year cycle with one-year measurement periods;

•	At the start of each year, specific financial metrics are set;

•	At the end of each year in a three-year performance cycle, performance-based stock units and performance-based cash can be notionally earned if financial metrics for the awards have been achieved;

•	Payout opportunities can range from 0% to 200% of the target award opportunity;

•

Notionally earned performance-based stock units and performance-based cash, if any, vest and are payable at the end of the three-year cycle, with performance-based stock units payable in shares of common stock and performance-based cash settled in cash; and

•

Dividend equivalents, which are credited to notionally earned performance-based stock units, only are reinvested into additional stock units and paid at the end of the three-year cycle with the underlying and vested performance-based stock units. Performance-based stock units that have not been notionally earned do not receive dividend equivalents.

Since the performance cycle for each performance-based grant is three years, participants can have overlapping three-year award opportunities active at any time.

2011 Long-Term Incentives

The long-term award opportunity for 2011 was in the form of stock options, performance-based stock units and performance-based cash, with each weighted approximately 33%. In determining the appropriate form or mix of long-term performance awards, the Compensation Committee considers such factors as the motivational impact of various components, alignment with stockholder interests, the affordability of certain awards, and other business objectives which may prescribe or suggest the form or mix of awards at a particular time in the business cycle.

Performance-Based Stock Units

For the 2011-2013 performance cycle, the Compensation Committee granted individual award opportunities for performance-based stock units, a portion of which could be notionally earned in 2011. In 2011, there was also an opportunity to earn performance-based stock units which were granted under the 2010-2012 long-term incentive plan. In 2009, all long-term incentives were in the form of stock options, so there was no 2009-2011 long-term incentive plan under which performance-based stock units could be earned. Mr. Ostrander joined the Company January 17, 2011 and, thus, was not eligible to participate in the 2010-2012 Long-Term Incentive Performance Cycle.

Presented below are the target numbers of performance-based stock units for the 2011 tranche of the 2010-2012 and the 2011-2013 performance cycles:

	Target Performance-Based Stock Unit Award For 2011
Officer	2010-2012 Long-Term Incentive Performance Cycle	2011-2013 Long-Term Incentive Performance Cycle
Mr. Armes	17,259	14,711
Mr. Hughes	3,571	3,004
Ms. Harmon	3,035	2,569
Mr. Miller	2,982	2,525
Mr. Ostrander	0	2,757

Performance-Based Cash

For the 2011-2013 performance cycle, the Compensation Committee also granted individual award opportunities for performance-based cash, a portion of which could be notionally earned in 2011. In 2011, there was also an opportunity to earn performance-based cash which were granted under the 2010-2012 long-term incentive plan.

Presented below are the target performance-based cash awards, denominated in cash dollar amounts based upon percentage of salary, for the 2011 measurement tranche of the 2010-2012 and the 2011-2013 performance cycles:

	Target Performance-Based Cash
	Award for 2011
Officer	2010-2012	2011-2013
Mr. Armes	$322,222	$337,902
Mr. Hughes	$66,667	$69,000
Ms. Harmon	$56,667	$59,000
Mr. Miller	$55,667	$58,000
Mr. Ostrander	$0	$63,333

2011 Performance Metrics for Performance-Based Stock Units and Performance-Based Cash

The financial metrics for the 2011 measurement period of the 2011-2013 and 2010-2012 performance cycles approved by the Compensation Committee at the beginning of 2011 were as follows:

Metric Weighting	Metric Weighting
Net Income (80%)	Return on Invested Capital (20%)

The Compensation Committee selected these performance metrics because improvement in the Company’s earnings and prudent management of capital were imperative over the three-year period. The ultimate value of earned performance-based stock units is based on the Company’s financial results and the stock price, which aligns with long-term stockholder value creation. The ultimate value of earned performance-based cash is based on the Company’s financial results.

The performance goals for each of the 2011 metrics noted above are based on the annual operating plan and were as follows for the 2011 performance period:

Net Income	$206,200,000
Return on Invested Capital	18.00%

Amounts Notionally Earned for 2011 Performance Period Reflect Our Performance

The Compensation Committee reviewed the performance for the 2011 measurement period under the 2010-2012 performance cycle and the 2011-2013 performance cycle. Because actual performance in 2011 did not exceed applicable performance thresholds, no performance-based stock units and performance-based cash were notionally earned for the 2011 measurement period.

Presented below are the number of performance-based stock units and the amount of performance-based cash notionally earned for each of the named executive officers during 2011:

	2010-2012		2011-2013
	Long-Term Incentive Performance Cycle		Long-Term Incentive Performance Cycle
	Stock Units	Cash	Stock Units	Cash
Mr. Armes	0	$0	0	$0
Mr. Hughes	0	$0	0	$0
Ms. Harmon	0	$0	0	$0
Mr. Miller	0	$0	0	$0
Mr. Ostrander	0	$0	0	$0

Awards earned in 2010 and 2012, if any, for the 2010-2012 performance cycle will be paid in shares of common stock and cash in early 2013. In accordance with the regulations established by the Securities and Exchange Commission for the Summary Compensation Table, the “Stock Awards” column shows only the tranches granted each calendar year. For example, the 2011 values for the “Stock Awards” include the 2011 measurement period of the 2010-2012 performance cycle and the 2011-2013 performance cycle.

Stock Options

The size of the stock option grant was determined with reference to competitive median levels for executives in similar roles in similar organizations, the historic and recent price for the Company’s stock, as well as individual performance and other long-term considerations.

The stock options granted in 2011 vest in equal installments of one-third per year beginning one year after the date of grant and are presented in the “2011 Grants of Plan-Based Awards Table” that is included below. The option term is 10 years, after which, if not exercised, the option expires.

Retirement Benefits

In order to attract high caliber leadership and promote management continuity among our named executive officers, we provide the following retirement benefits:

•

401(k) Plan. The Company provides a 401(k) retirement savings plan for eligible employees, including the named executive officers. Under the Spectrum Retirement Savings Plan, in which the named executive officers participate, participants may choose to contribute up to 99% of their pay, up to the annual limit determined by the Internal Revenue Service. The Company provides each participant a matching contribution of 100% of the first 1% of pay contributed by the employee and 50% of the next 5% of pay contributed by the employee. In addition, the Company may make a discretionary contribution into the Plan on behalf of all eligible employees for the Spectrum Retirement Savings Plan, up to the limits determined annually by the Internal Revenue Service.

•

Pension Plan. The Company also has a cash balance pension plan that was frozen as of June 30, 2009. Because they were active employees on June 30, 2009, Messrs. Armes and Miller have a balance under the cash balance pension plan. Because the plan was closed to new participants after June 30, 2009, Mr. Hughes, Ms. Harmon, and Mr. Ostrander are not participants in this plan. Upon retirement, a participant’s benefit under the cash balance plan will be paid in the form of an annuity, or in a lump sum, upon the election of the participant. A participant may receive the amount of his or her benefit in a lump sum payment upon termination of employment within one year of termination; otherwise the benefit is paid in the form of an annuity when the participant is eligible. Detailed information about these pension plans is presented in the “2011 Pension Benefits Table” and related disclosures on page 30.

•

Non-Qualified Supplementary Benefit Plan. This plan was designed to make-up for any benefits not accrued under the now frozen pension plan and/or the 401(k) plan due to Internal Revenue Code limits on qualified benefits. This plan allows executives, including our named executive officers, to participate at the same level as other employees who are not subject to the limitations under the Internal Revenue Code, albeit through a non-qualified plan.

The actuarial change from 2010 in our named executive officers’ pension benefit is presented in the “2011 Summary Compensation Table” on page 24. Detailed information about these pension plans is also presented in the “2011 Pension Benefits Table” and related disclosures on page 30.

Executive Deferred Compensation

In order to provide executives an opportunity to defer earned salary or cash incentive awards, the Company offers a non-qualified deferred compensation plan. The plan allows selected senior management employees (including our named executive officers) to elect to defer receipt of up to 80% of their base salary and up to 100% of their annual and long-term incentive cash compensation each year (subject to an aggregate $10,000 minimum per year), until a date or dates chosen by the participant. We do not make matching or other employer contributions to the Executive Deferred Compensation Plan. Amounts deferred into this plan are credited to a notional account that is notionally invested in investment vehicles similar to those offered in the Company’s 401(k) Plan. These investment choices include the opportunity to invest in our Common Stock. The plan does not provide any fixed, above-market earnings opportunity. Detailed information about this plan is presented in the “2011 Non-Qualified Deferred Compensation Table” and related disclosures below. This plan is compliant with and administered in accordance with the rules and regulations of Section 409A of the Code, as are all other plans of the Company that have an element of deferred compensation.

Perquisites and Other Compensation

We provide a limited annual allowance of $15,000 to cover the cost of financial planning services and an annual executive physical for our named executive officers. We also pay for relocation costs for our named executive officers. In addition, it is our policy to cover travel costs of spouses to accompany the executives and participate in business-related activities. There is minimal use of the Company plane for personal use, and we do not provide for a tax gross-up of the imputed income for the executives’ personal use of the Company plane. For certain of these other items, including business-related travel costs for spouses, we provide for a tax gross-up of the imputed income. The value of these perquisites and other compensation is presented in the “All Other Compensation” column of the 2011 Summary Compensation Table.

Other Program Design Elements

Requirements to Maintain a Minimum Level of Stock Ownership

We believe that our named executive officers, whose business decisions impact our operations and results, should obtain and maintain a reasonable equity ownership in the Company. As such, the Compensation Committee has established minimum stock ownership guidelines for our named executive officers. At present, the individuals listed below must achieve the ownership guidelines as follows:

Officer	Ownership Guideline	Targeted Achievement Date
Mr. Armes	5 x Base Salary	January 1, 2013
Mr. Hughes	3 x Base Salary	November 18, 2014
Ms. Harmon	3 x Base Salary	December 16, 2014
Mr. Miller	3 x Base Salary	January 1, 2013
Mr. Ostrander	3 x Base Salary	January 17, 2016

If any of our named executive officers do not in a timely manner satisfy the stock ownership guidelines, then the Compensation Committee may take further action including requiring that 50% of an executive’s annual cash incentive be paid in stock; requiring that the executive retain 50% of the net after-tax shares following the exercise of any stock options or upon the vesting of other equity awards; requiring that 50% of the executive’s long-term incentive awards be paid in stock; or reducing the executive’s long-term incentive grants.

Employment Agreement and Change in Control Plan

The Company has an employment agreement with Mr. Armes that specifies minimum pay levels and provides severance benefits in certain circumstances (both with and without a change in control). The terms of Mr. Armes’ employment agreement were negotiated in the light of market benchmark data for similar companies provided by Towers Watson, cost and other considerations, and were set to attract him to join the Company. The terms of the original agreement dated December 19, 2006, were amended and restated on December 22, 2008, to be in full compliance with Section 409A of the Code. Mr. Armes’ current base salary is $970,000.

As a tool to facilitate attraction and retention of key executive talent, the Company also has a change in control plan that covers each of the other named executives. Under this plan, benefits are received only in the event that an actual change in control and termination occurs, or termination occurs during a time when the Company is party to a definitive agreement, the consummation of which would result in a change in control, and thus are not considered part of annual compensation. We believe that a change in control plan maintains productivity, facilitates a long-term commitment, and encourages retention when, and if, we are confronted with the potential disruptive impact of a change in control of the Company.

See “Potential Payments Upon Termination or Change in Control” for more information regarding these arrangements.

Other Considerations

Clawback Policy

Our Board has adopted a policy that permits us to recoup the annual and long-term incentive compensation paid to our executives in certain circumstances. Under this policy, if the Company significantly restates its reported financial results, the Board will review the circumstances that caused such restatement, consider issues of accountability and oversight, and analyze the impact of such restatement on compensation paid or awarded to Company employees. If the restatement is the result of fraud or misconduct, the Board may elect to recover all annual cash incentive awards, long-term incentive pay (“LTIP”), and other incentive-based compensation paid to the employees who engaged in such fraud or misconduct. Additionally, for participants in the LTIP, the Board may elect to recover LTIP paid out to the extent the Company’s performance goals were over-stated as a result of such restatement, and, for all employees, the Board may adjust any unvested or notionally earned LTIP amounts related to the relevant performance period(s) to reflect the restatement. If the restatement is not the result of fraud or misconduct, the Board may adjust any unvested or notionally earned LTIP amounts related to the relevant performance period(s) to reflect the restatement. The policy also provides that if the Board determines that any employee has engaged in unethical conduct detrimental to the Company, the Board may seek recoupment of all annual cash incentives, LTIP, or other incentive-based compensation paid to such employee during the period(s) of such unethical behavior, and cancel all unvested or notionally earned incentive-based compensation related to such period(s). Recovery under the Clawback Policy is in addition to any recoupment required or permitted by law, including the Sarbanes-Oxley Act of 2002 and common law, or by contract.

Tax Deductibility of Executive Compensation

The financial reporting and income tax consequences of the compensation elements are considered by the Compensation Committee when it analyzes the design and level of compensation. The Compensation Committee balances its objective of ensuring effective and competitive compensation packages with the desire to maximize the tax deductibility of compensation.

Regulations issued under Section 162(m) of the Code provide that compensation in excess of $1 million paid to the Chief Executive Officer and certain other named executive officers will not be deductible unless it meets specified criteria for being “performance-based.” The Compensation Committee generally designs and administers the executive incentive programs of the Company to qualify for the performance-based exemption. It also reserves the right to provide compensation that does not meet the exemption criteria if, in its sole discretion, it determines that doing so advances the business objectives of the Company.

Compensation Plan for 2012

When setting executive compensation for 2012, the Compensation Committee took into account the results of the stockholder advisory vote on executive compensation that occurred at the 2011 Annual Meeting of Stockholders. Because a substantial majority (over 92%) of the votes cast approved the compensation program described in our 2011 proxy statement, the Compensation Committee applied the same principles in determining the amounts and types of executive compensation for 2012. Therefore, our executive compensation program for 2012 will be structured in a manner similar to the 2011 program.

Base pay levels are set with reference to individual roles, impact, individual performance, and median levels of competitive market pay as determined by peer group and general market comparisons.

Annual cash incentive opportunity levels are benchmarked against competitive norms as measured against general industry data for similar executive positions as provided by our executive compensation consultant. Individual annual cash incentive opportunity levels are adjusted, if warranted, to maintain competitive compensation packages for our named executive officers. The Annual Incentive Plan performance measures are based on financial (operating profits and free cash flow) goals.

The long-term incentive opportunity for 2012 includes a mix of stock options, performance-based stock units and performance-based cash. The stock options vest in equal installments of one-third per year beginning one year after grant. The performance-based stock units and performance-based cash awards are measured against net income and return on invested capital.

Executive Compensation Consultant Disclosure

In July 2010, the Compensation Committee engaged Exequity LLP to serve as an executive compensation consultant. Exequity LLP continued to be the executive compensation consultant for the fiscal year 2011. Exequity provides research data analysis, survey information and design expertise in developing compensation programs for executives. In addition, Exequity keeps the Compensation Committee apprised of regulatory developments and market trends related to executive compensation practices. A representative of Exequity generally attends meetings of the Compensation Committee and is available to participate in executive sessions.

COMPENSATION COMMITTEE REPORT

The following report has been submitted by the Compensation Committee of the Board of Directors:

The Compensation Committee of the Board of Directors has reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s definitive proxy statement on Schedule 14A for its 2012 Annual Meeting, which is incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, each as filed with the Securities and Exchange Commission.

The foregoing report was submitted by the Compensation Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A promulgated by the Securities Exchange Commission or Section 18 of the Exchange Act.

Respectfully submitted,

Richard L. Wambold, Chairman John J. Holland John F. Meier Robert D. Welding

EXECUTIVE COMPENSATION

The following tables and narratives provide, for the fiscal year ended December 31, 2011, descriptions of the cash compensation paid by the Company, as well as certain other compensation awarded, paid or accrued, during 2011 to our named executive officers, including:

•	Mr. Roy V. Armes, Chairman, President, and Chief Executive Officer;

•	Mr. Bradley E. Hughes, Vice President and Chief Financial Officer; and

•

Ms. Brenda S. Harmon, Senior Vice President and Chief Human Resources Officer; Mr. Harold C. Miller, Vice President and President International Tire Operations; and Mr. Christopher E. Ostrander, Vice President and President North American Tire Operations, who were our three other most-highly compensated executive officers other than Messrs. Armes and Hughes who were serving as of December 31, 2011.

2011 SUMMARY COMPENSATION TABLE

The following table shows compensation information for 2009, 2010 and 2011 for our named executive officers.

Name and Principal Position(1)	Year	Salary	Bonus		Stock Awards(3)		Option Awards(4)	Non-Equity Incentive Plan Compensation(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6)	All Other Compensation(8)	Total Compensation
Roy V. Armes	2011	$949,750			$734,351		$1,191,710	$0	$7,631	$133,509(9)	$ 3,016,951
Chairman, President, and	2010	$888,038			$1,334,882		$957,042	$1,236,450	$7,303	$294,499	$ 4,718,214
Chief Executive Officer	2009	$850,000			$417,075		$748,800	$1,700,000	$31,6131	$210,427	$ 3,957,915

Bradley E. Hughes	2011	$426,500			$151,028		$254,540	$0	$0	$43,726(10)	$ 875,794
Vice President and	2010	$405,923			$366,076		$203,626	$338,770	$0	$311,831	$ 1,626,226
Chief Financial Officer	2009	$48,352	$100,000		$1,530,677		$0	$58,020	$0	$33,460	$ 1,770,509

Brenda S. Harmon	2011	$362,750			$128,724		$208,260	$0	$0	$42,300(11)	$ 742,034
Senior Vice President and	2010	$347,000			$193,316		$175,695	$241,459	$0	$51,122	$ 1,008,592
Chief Human Resources Officer

Harold C. Miller	2011	$360,500			$126,496		$225,615	$97,597	$6,9831	$36,092(12)	$ 853,283
Vice President and	2010	$331,100			$239,742		$171,190	$266,872	$6,683	$71,684	$ 1,087,271
President International	2009	$309,012			$90,160		$249,600	$309,012	$14,564	$34,896	$ 1,007,244
Tire Operations

Christopher E. Ostrander	2011	$365,385	$100,000	(2)	$1,663,528	(7)	$254,540	$0	$0	$298,944(13)	$ 2,682,397
Vice President and
President North American
Tire Operations

(1)	Ms. Harmon joined the Company on December 16, 2009, Mr. Hughes joined the Company on November 18, 2009, and Mr. Ostrander joined the Company on January 17, 2011.

(2)	Per the terms of his new hire letter, Mr. Ostrander received a sign-on bonus of $100,000 in 2011.

(3)	The amounts shown do not reflect compensation actually received by the named executive officer. The amounts shown in this column are the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation are discussed in Note 15 to our Consolidated Financial Statements for the twelve months ended December 31, 2011. At maximum performance levels under the 2011 tranche of the 2010-2012 Long-Term Incentive Plan, the grant date value for each of the named executive officers was as follows: Mr. Armes, $792,878; Mr. Hughes, $164,052; Ms. Harmon, $139,428;; Mr. Miller, $136,993; Mr. Ostrander, $0. At maximum performance levels under the 2011 tranche of the 2011-2013 Long-Term Incentive Plan, the grant date value for each of the named executive officers was as follows: Mr. Armes, $675,823; Mr. Hughes, $138,004; Ms. Harmon, $118,020; Mr. Miller, $115,999; Mr. Ostrander, $126,657.

(4)	The amounts shown do not reflect compensation actually received by the named executive officer. The amounts shown in this column are the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation are discussed in Note 15 to our Consolidated Financial Statements for the twelve months ended December 31, 2011.

(5)	The amounts shown in this column represent payouts in cash for performance under our annual cash incentive program. As discussed under “Compensation Discussion and Analysis” above, these amounts were based on our achievement of certain financial goals and achievement of strategic goals. See “Compensation Discussion and Analysis” for more information about our annual cash incentive program. In 2011, performance was below threshold targets and there were no incentive payouts for each named executive officer except for Mr. Miller. For Mr. Miller, who has responsibility for International Tire Operations, the annual incentive payout for 2011 was 44.8% of his target annual cash incentive opportunity.

(6)	These amounts represent aggregate changes in the actuarial present value of the named executive officer’s accumulated benefit under our pension plans (including supplemental plans). None of the named executive officers received above-market earnings on deferred compensation balances from prior years.

(7)	Includes a grant of 70,000 restricted share units at a grant value of $22.86 per restricted share unit, which Mr. Ostrander received pursuant to the terms of his new hire letter.

(8)	The amounts shown in this column represent perquisites and other compensation including company contributions to qualified and non-qualified defined contribution plans, executive physicals, financial planning services, company-supplied automobile, personal use of company aircraft, spouse and dependent travel and relocation allowances. Amounts received by each named officer are identified and quantified in footnotes 9 through 13.

(9)	This amount includes $87,466 in Company contributions to the defined contribution retirement plans; $19,106 for personal, spouse and dependent travel and a tax gross-up related to these travel costs of $13,387; $1,717 for executive physical; and $11,833 for financial planning services.

(10)	This amount includes $37,000 in Company contributions to the defined contribution retirement plans; $4,160 for financial planning services; and $2,566 for executive physical.

(11)	This amount includes $31,372 in Company contributions to the defined contribution retirement plans; $6,600 for financial planning services; and $4,328 for executive physical.

(12)	This amount includes $30,167 in Company contributions to the defined contribution retirement plans and $5,925 for financial planning services.

(13)	This amount includes $36,484 in Company contributions to the defined contribution retirement plans; relocation costs of $160,214 and a tax gross-up related to these relocation costs of $72,217; $17,736 for personal, spouse and dependent travel and a tax gross-up related to these travel costs of $8,043; and $4,250 for financial planning services.

2011 GRANTS OF PLAN-BASED AWARDS TABLE

The following table shows all plan-based awards granted to our named executive officers during 2011. The stock option awards and the unvested portion of the stock awards identified in this table are also reported in the “Outstanding Equity Awards at 2011 Fiscal Year-End Table” below. All awards were granted under our 2011 Incentive Compensation Plan. For a summary of the incentive plan designs, see “Compensation and Discussion Analysis” above.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: # of Securities Underlying	Exercise of Stock Option Awards	Closing Price	Value of Stock and Option
Name (a)	Type(1)	Grant Date (b)	$ Threshold (2) (c)	$ Target (3) (d)	$ Maximum (4) (e)	# Threshold (5) (f)	# Target (6) (g)	# Maximum (7) (h)	Options # (8) (i)	($/share) $ (9) (j)	($/share) $ (10) (k)	Awards $ (11) (l)
Roy V. Armes	AIP	2/23/2011	$664,825	$949,750	$1,899,500
	PBU1	2/23/2011				12,081	17,259	34,518	—	—	—	$396,439
	PBU2	2/23/2011				10,298	14,711	29,422	—	—	—	$337,912
	PBU3	2/23/2011	$225,555	$322,222	$644,444
	PBU4	2/23/2011	$236,531	$337,902	$675,804
	Options	2/23/2011							103,000	$22.970	$22.53	$1,191,710

Bradley E. Hughes	AIP	2/23/2011	$179,130	$255,900	$511,800
	PBU1	2/23/2011				2,500	3,571	7,142	—	—	—	$82,026
	PBU2	2/23/2011				2,103	3,004	6,008	—	—	—	$69,002
	PBU3	2/23/2011	$46,667	$66,667	$133,334
	PBU4	2/23/2011	$48,300	$69,000	$138,000
	Options	2/23/2011							22,000	$22.970	$22.53	$254,540

Brenda S. Harmon	AIP	2/23/2011	$119,963	$181,375	$362,750
	PBU1	2/23/2011				2,125	3,035	6,070	—	—	—	$69,714
	PBU2	2/23/2011				1,798	2,569	5,138	—	—	—	$59,010
	PBU3	2/23/2011	$39,667	$56,667	$113,334
	PBU4	2/23/2011	$41,300	$59,000	$118,000
	Options	2/23/2011							18,000	$22.970	$22.53	$208,260

Harold C. Miller	AIP	2/23/2011	$151,410	$216,300	$432,600
	PBU1	2/23/2011				2,087	2,982	5,964	—	—	—	$68,497
	PBU2	2/23/2011				1,768	2,525	5,050	—	—	—	$57,999
	PBU3	2/23/2011	$38,967	$55,667	$113,334
	PBU4	2/23/2011	$40,600	$58,000	$116,000
	Options	2/23/2011							19,500	$22.970	$22.53	$225,615

Christopher E. Ostrander	AIP	2/23/2011	$153,462	$219,231	$438,462
	PBU2	2/23/2011				1,930	2,757	5,514	—	—	—	$63,328
	PBU4	2/23/2011	$44,333	$63,333	$126,666
	Options	2/23/2011							22,000	$22.970	$22.53	$254,540

(1)	AIP = Annual Incentive Plan; PBU1 = Performance-based stock units granted in the 2011 tranche of the 2010-2012 Long-Term Incentive Plan; PBU2 = Performance-based stock units granted in the 2011 tranche of the 2011-2013 Long-Term Incentive Plan; PBU3 = Performance-based cash granted in the 2011 tranche of the 2010-2012 Long-Term Incentive Plan; PBU4 = Performance-based cash granted in the 2011 tranche of the 2011-2013 Long-Term Incentive Plan; Options = Stock options granted in 2011.

(2)	The amounts shown in column (c) with respect to AIP represent the threshold opportunity if all of the performance metrics are met. The threshold payout is based on performance at 72% of the Corporate Operating Profit, International Division Operating Profit, and North American Tire Division Operating Profit and 72% of Corporate Free Cash Flow targets. The amounts shown in column (c) with respect to PBU3 represent the threshold amount of performance-based cash that the executive would notionally earn for 2011 performance under the 2010-2012 and 2011-2013 performance cycles of our Long-Term Incentive Plan, if the 2011 performance is at 72% and 78% of target for the Corporate Net Income and Return on Invested Capital targets, respectively. If the 2011 performance is below the applicable targets, our executives would not receive any payout of the performance-based cash awarded to them.

(3)	The amounts shown in column (d) with respect to AIP represent potential payouts under the Annual Incentive Plan for 2011 if performance equals 100% of target for each performance metric (the payout is 100% of the executives’ targeted payout amounts). The amounts shown in column (d) with respect to PBU3 and PBU4 represent the amount of performance-based cash that the executive would notionally earn for 2011 performance under the 2010-2012 and 2011-2013 performance cycles of our Long-Term Incentive Plan, if the 2011 performance is at 100% of target (the payout is 100% of the executives’ targeted payout amounts).

(4)	The amounts shown in column (e) with respect to AIP represent the maximum potential payouts under the Annual Incentive Plan for 2011. The maximum payout amounts are capped at 200% of the executives’ targeted payout amounts. Maximum payout is earned on performance equal to or exceeding 143% and 143% of the target goals for the Corporate Operating Profit and Corporate Free Cash Flow targets, respectively. The amounts shown in column (e) with respect to PBU3 and PBU4 represent the maximum amount of performance-based cash that the executive would notionally earn for 2011 performance under the 2010-2012 and 2011-2013 performance cycles of our Long-Term Incentive Plan. The payout amounts are capped at 200% of the executives’ targeted payout amounts. Maximum payout is earned on performance equal to or exceeding 143% and 122% of the target goals for the Corporate Net Income and Return on Invested Capital targets, respectively.

(5)	The amounts shown in column (f) represent the threshold number of performance-based stock units that the executive would notionally earn for 2011 performance under the 2010-2012 and 2011-2013 performance cycles of our Long-Term Incentive Plan, if the 2011 performance was at 72% and 78% of the Corporate Net Income and Return on Invested Capital targets, respectively, (in each case, the payout would have been 70% of the executives’ targeted payout amounts). If the 2011 performance period is below the applicable targets, our executives would not receive any payout of the performance-based stock units awarded to them.

(6)	The amounts shown in column (g) represent the number of performance-based stock units that the executive would notionally earn for 2011 performance under the 2010-2012 and 2011-2013 performance cycles of our Long-Term Incentive Plan, if the 2011 performance is at 100% of target (the payout is 100% of the executives’ targeted payout amounts).

(7)	The amounts shown in column (h) represent the maximum number of performance-based stock units that the executive would notionally earn for 2011 performance under the 2010-2012 and 2011-2013 performance cycles of our Long-Term Incentive Plan. The maximum payout amounts are capped at 200% of the executives’ targeted payout amounts. Maximum payout is earned on performance equal to or exceeding (a) 143% and 122% of the Corporate Net Income and Return on Invested Capital targets, respectively.

(8)	The amounts shown in column (i) represent the number of stock options granted to each executive.

(9)	The amounts shown in column (j) represent the per-share exercise price of options on February 23, 2011, the date they were granted. This was determined based on the average of the high and low price of a share of the Company’s common stock on that date.

(10)	The amounts shown in column (k) represent the closing market price of the Company’s common stock on February 23, 2011.

(11)	The amounts in column (l) represent the grant date fair value as of the grant date of stock awards determined pursuant to FASB ASC Topic 718. The assumptions made in the valuation are discussed in Note 15 to our Consolidated Financial Statements for the twelve months ended December 31, 2011.

Dividend equivalents accrue on the restricted stock units and notionally earned performance-based stock units at the same quarterly rate as that paid to our stockholders, which for 2011 was $0.105 per share per quarter. The dividend equivalents were reinvested into additional stock units.

For more information about the compensation arrangements in which our named executive officers participate, see “Compensation Discussion and Analysis” above.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END TABLE

The following table shows all outstanding equity awards (stock options, performance-based stock units that have not been earned and restricted stock units) held by our named executive officers at the end of 2011.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned, Shares, Units or Other Rights That Have Not Vested ($)(3)(4)
Roy V. Armes	240,000	120,000	$4.82	April 6, 2019	—	—	—	—
	35,406	70,814	$18.705	March 9, 2020	—	—	—	—
	—	103,000	$22.970	February 23, 2021	—	—	—	—
					21,796	$305,362	93,362	$1,308,002

	275,406	293,814

Bradley E. Hughes	7,533	15,067	$18.705	March 9, 2020	—	—	—	—
	—	22,000	$22.970	February 23, 2021	—	—	—	—
					43,819	$613,904	19,158	$268,404

	7,533	37,067

Brenda S. Harmon	6,500	13,000	$18.705	March 9, 2020	—	—	—	—
	—	18,000	$22.970	February 23, 2021	—	—	—	—
	—	—			16,939	$237,315	16,346	$229,007

	6,500	31,000

Harold C. Miller	10,000	—	$18.20	July 17, 2012	—	—	—	—
	10,000	—	$19.76	February 4, 2014	—	—	—	—
	14,023	—	$21.61	February 15, 2015	—	—	—	—
	40,000	40,000	$4.82	April 6, 2019	—	—	—	—
	6,333	12,667	$18.705	March 9, 2020	—	—	—	—
	—	19,500	$22.970	February 23, 2021	—	—	—	—
	—	—			3,768	$52,790	16,064	$225,057

	80,356	72,167

Christopher E. Ostrander	—	22,000	$22.970	February 23, 2021	—		—	—
	—	—			71,889	$1,007,165	11,028	$154,502

	—	22,000

(1)	The stock options vest in one-third increments on each of the first three anniversaries of the grant date.

(2)	Includes dividend equivalent units earned on outstanding restricted stock units.

(3)	Value is based on the closing price of our common stock of $14.01 on December 30, 2011, as reported on the New York Stock Exchange.

(4)	Reflects the maximum payout opportunity for 2012 and 2013 performance periods under the 2010-2012 and 2011-2013 performance cycles of our Long-Term Incentive Plan.

2011 OPTION EXERCISES AND STOCK VESTED TABLE

The following table shows our named executive officers’ exercise of stock options, plus the value realized at exercise by each named executive officer, in addition to stock awards that vested, plus the value realized by each named executive officer as a result of such vesting, during 2011.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired	Realized	Acquired	Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)(1)
(a)	(b)	(c)	(d)	(e)
Roy V. Armes	—	$—	—	$—
Bradley E. Hughes	—	$—	19,507	$260,906
Brenda S. Harmon	—	$—	6,503	$86,978
Harold C. Miller	—	$—	—	$—
Christopher E. Ostrander	—	$—	—	$—

(1)	These amounts represent the market value of our common stock on the vesting date or distribution date multiplied by the number of shares that vested or were distributed.

2011 PENSION BENEFITS TABLE

This table shows the actuarial present value of accumulated benefits payable to, and the number of years of service credited to, each of our named executive officers under our pension plan and our Non-Qualified Supplementary Benefit Plan.

Name (a)	Plan Name (b)	Number of Years of Credited Service (c)	Present Value of Accumulated Benefit (d)	Payments During Last Fiscal Year (e)
Roy V. Armes	Spectrum Retirement Plan	5	$36,753	$0
	Non-Qualified Supplementary Benefit Plan	5	$140,463	$0
Bradley E. Hughes	Non-Qualified Supplementary Benefit Plan	2	$0	$0
Brenda S. Harmon	Non-Qualified Supplementary Benefit Plan	2	$0	$0
Harold C. Miller	Spectrum Retirement Plan	9	$110,657	$0
	Non-Qualified Supplementary Benefit Plan	9	$51,513	$0
Christopher E. Ostrander	Non-Qualified Supplementary Benefit Plan	0	$0	$0

For purposes of the amounts reflected above under column (d), we have used the same assumptions that we use for financial reporting purposes under generally accepted accounting principles, except that we have assumed that the retirement age for our named executive officers is their current age. See Note 11 to our Consolidated Financial Statements for the twelve months ended December 31, 2011, for details as to our valuation method and the material assumptions applied in quantifying the present value of the current accrued benefit. See also our discussion of pension and postretirement benefits under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies”.

We have a cash balance pension plan that was frozen as of June 30, 2009. The cash balance pension plan is a type of noncontributory defined benefit pension plan in which a participant’s benefit is determined as if an individual account had been established for him or her. Participants in this plan include all non-union employees in the United States who were employed by Cooper Tire on or before June 30, 2009, other than those participants grandfathered in the defined benefit pension plan who had reached age 40 and had at least 15 years of service with us as of January 1, 2002. Mr. Armes and Mr. Miller are the two named executive officers for 2011 who participated in the cash balance pension plan.

Upon retirement, a participant’s benefit under the cash balance plan will be paid in the form of an annuity, or in a lump sum, upon the election of the participant. A participant may receive the amount of his or her benefit in a lump sum payment upon termination of employment, subject to any Section 409A provisions. Payment of the benefit in an annuity form may not generally commence until the participant has reached age 55. The amount payable is not reduced by Social Security benefits payable to the participant.

We maintain a tax-qualified 401(k) Plan, the Spectrum Investment Savings Plan, which provides participants an opportunity to save for retirement. Under the 401(k) Plan, all participants are eligible to receive matching contributions from us that are subject to vesting over time. The Company provides each participant a matching contribution of 100% of the first 1% of pay contributed by the employee and 50% of the next 5% pay contributed by the employee. In addition, the Company may make a discretionary contribution into the Plan on behalf of eligible employees for the Spectrum Retirement Savings Plan, up to the limits determined annually by the Internal Revenue Service.

2011 NON-QUALIFIED DEFERRED COMPENSATION TABLE

This table shows certain information for 2011 for each of our named executive officers under our non-qualified deferred compensation plans and programs.

Name	Executive Contributions ($)		Company Contributions ($)	Aggregate Earnings ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/11 ($)
Roy V. Armes	$0		$67,395	($749,900)	$0	$1,615,279
Bradley E. Hughes	$0		$17,407	$0	$0	$67,981
Brenda S. Harmon	$0		$11,301	$0	$0	$44,063
Harold C. Miller	$104,308	(1)	$10,096	($41,195)	$0	$462,913
Christopher E. Ostrander	$0		$20,937	$0	$0	$20,937

(1)	This amount represents the annual election and corresponding employee deferral made throughout 2011.

For more information about our non-qualified deferred compensation program, see “Compensation Discussion and Analysis” above.

Non-Qualified Supplementary Benefit Plan

The Non-Qualified Supplementary Benefit Plan is a non-elective deferred compensation plan. The named executive officers participate in the Non-Qualified Supplementary Benefit Plan only to the extent that full participation in our qualified 401(k) plan (the Spectrum Investment Savings Plan) is restricted by limits under the Internal Revenue Code.

Non-Qualified Deferred Compensation Plan

The Executive Deferred Compensation Plan is an elective deferred compensation plan which allows certain executive officers, including the named executive officers, to defer receipt of up to 80% of base salary and 100% of cash awards earned under annual and long-term incentive plans, subject to minimum $10,000 annual deferral for each element of compensation. The Company does not make matching or other employer contributions to the Executive Deferred Compensation Plan.

Each year, participants in the Executive Deferred Compensation Plan have the opportunity to make an election with respect to the subsequent year, choosing the amounts they will defer for the subsequent year, the form of distribution for the deferred amounts, and the allocation among investment preferences which determine credited earnings or losses on the deferred amounts. The available investment preferences mirror the investment opportunities provided in the Company’s qualified 401(k) plan.

We credit deferred compensation in bookkeeping accounts established for the Executive Deferred Compensation Plan. Based on the participant’s election, deferred amounts are credited with earnings or debited with losses as if the deferred amounts were invested in the funds offered within the 401(k) plan. Distributions of deferred accounts, made in accordance with each participant’s election and generally made upon termination of employment, can be made in the form of a lump sum, up to 10 annual installments, or a combination of both. Participants may also change their distribution elections subject to distribution delays. This Plan is compliant with and administered in accordance with the rules and regulations of Section 409A of the Internal Revenue Code.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We are generally obligated to provide our named executive officers with certain payments or other forms of compensation upon a termination of employment or a change in control. The forms of such termination can involve voluntary termination, retirement, involuntary termination without cause, for cause termination, termination following a change in control, and the disability or death of the executive. The disclosure below describes the circumstances under which we may be obligated to provide our named executive officers with payments or compensation. Additionally, the tables below reflect the estimated amounts of payments or compensation each of our named executive officers may receive under particular circumstances in the event of termination of such named executive officer’s employment.

Payments to Mr. Armes

We are a party to an employment agreement with Mr. Armes. The initial term of employment for Mr. Armes was for three years beginning January 1, 2007, which term is automatically extended for one additional year commencing each January 1 after the commencement of the initial term until the year in which Mr. Armes’ 64th birthday occurs, unless either Mr. Armes or we give prior notice by September 30th that the term will not be extended. The employment agreement contains non-competition and non-solicitation provisions that extend for two years after any termination of employment. Below is a description of the payments or compensation Mr. Armes is entitled to pursuant to his employment agreement when his employment with us is terminated or upon a change in control.

Payments Made Upon Retirement

If Mr. Armes retires during the term of his employment agreement, he will be entitled to a single lump sum cash payment within 30 days following his termination date equal to his then current base salary, to the extent unpaid through his termination date, plus the prorated portion of our annual and long-term incentive compensation programs in which he participates. The prorated portion of the annual incentive and long-term incentive compensation will be calculated using the actual performance of the applicable metrics through the end of the most recent fiscal quarter. Additionally, all outstanding and vested stock options (or similar equity awards) will remain outstanding and exercisable in accordance with their terms. The vesting and distribution of restricted stock units will be in accordance with the terms of the grants. He will also receive any benefits under the Company’s Non-Qualified Supplementary Benefit Plan to which he is entitled.

Payments Made Upon Death or Disability

In the event of Mr. Armes’ death or termination of employment due to disability, he or his beneficiaries or estate will be entitled to payment of a full target annual incentive, a prorated long-term performance based incentive compensation payout based on actual performance through the end of the most recent fiscal quarter, and 24 months’ continuation of life and accident benefits and health benefits followed by eligible COBRA benefits, as well as distribution of any unpaid vested restricted stock unit award.

Payments Made Upon Termination for Cause or Without Good Reason

Upon a termination for cause or without good reason, Mr. Armes is entitled to payment of any earned and unpaid base pay as of the date of termination and vested benefits in accordance with the terms of the applicable plans.

Payments Made Upon Termination Without Cause or for Good Reason

Mr. Armes is entitled to certain separation benefits and payments upon an involuntary termination without cause or a voluntary termination due to good reason (as defined in the employment agreement). These payments and benefits include the following:

•	Prorated portion of long-term performance based incentive compensation based on actual performance through the end of the most recent fiscal quarter;

•	Lump sum payment of $75,000 plus two times the sum of his base pay and average annual incentive compensation earned over the prior three years;

•	Accelerated vesting of all then unvested time based restricted stock unit awards on a prorated basis to the date of termination, payable in accordance with the terms of the applicable plans;

•

Stock option awards that are vested at the date of termination plus a prorated accelerated vesting for stock options that have not otherwise vested, subject to exercise for 90 days following termination; and

•	24 months’ continuation of life, accident, and health benefits followed by retiree medical and life insurance coverage to the extent eligible, subject to mitigation.

Payments Made in Connection with a Change in Control or Termination Following a Change in Control

Mr. Armes is entitled to certain separation benefits and payments upon a change in control or a termination within two years following a change in control. These payments and benefits upon termination include the following:

•	Prorated portion of long-term performance based incentive compensation based on actual performance through the end of the most recent fiscal quarter;

•	Lump sum payment of $75,000 plus two times the sum of his base pay and average annual incentive compensation earned over the prior three years;

•

Accelerated vesting of all then unvested time based restricted stock unit and stock option awards with payment made in accordance with the terms of the applicable plans (stock options will be subject to exercise for 90 days following termination) or the Company may pay the value in cash; however, if the successor company has not assumed the obligation at the date of the change in control, vesting will occur at the time of the change in control;

•	24 months’ continuation of life, accident, and health benefits followed by retiree medical and life insurance coverage to the extent eligible, subject to mitigation; and

•

A tax gross-up for excise taxes, if the parachute payments exceed 110% of the “Section 280G safe harbor limit,” resulting from payments triggered as a result of a change in control. If the parachute payments do not exceed 110% of the “Section 280G safe harbor limit,” the payments are cut-back to the “Section 280G safe harbor limit” and there is no tax gross-up for excise taxes.

All post-termination payments are conditioned upon the execution by Mr. Armes at the time of termination of a release of all claims against the Company.

Payments to Other Named Executive Officers

Payments Made Upon Retirement, Death or Disability

Upon (i) retirement by a named executive officer who is eligible to retire or (ii) death or disability, named executive officers receive the following:

•

Prorated incentive (annual and long-term) compensation through the date of termination based upon actual performance through the end of the applicable measurement period(s) to be distributed in accordance with the terms of the plans;

•	Accrued and vested retirement benefits;

•

Upon death or disability, stock options fully vest and are exercisable for twelve (12) months; upon retirement, stock options continue to vest in accordance with the terms of the plans and are exercisable for five years from the date of retirement; and

•	Unvested restricted stock unit awards vest upon retirement, death or disability and are distributable in accordance with participant elections under the terms of the plan.

Payments Made Upon Voluntary or Involuntary Termination Without Cause

Upon voluntary or involuntary termination without cause, named executive officers are entitled to payment of any earned and unpaid base pay as of the date of termination and vested benefits in accordance with the terms of the applicable plans.

•

Notionally earned performance units and cash under long-term compensation plans and annual incentive plans for completed performance periods vest in full upon certification by the Compensation Committee.

•	Vested stock options at the date of termination are exercisable for thirty (30) days for voluntary termination; ninety (90) days for involuntary termination without cause.

Payments Made Upon Termination for Cause

Upon termination for cause, named executive officers are entitled to payment of any earned and unpaid base pay as of the date of termination and vested benefits in accordance with the terms of the applicable plans. All unpaid notionally earned annual and long-term compensation, stock options, and unvested restricted stock units are immediately forfeited.

Payments Made in Connection with a Change in Control

Following a change in control or a qualified pre-change in control termination such as when the Company is party to a definitive agreement the consummation of which would result in a change in control, named executive officers are entitled to receive the following payments and benefits:

   Benefits upon closing of the Change in Control or a qualified termination under a potential change in control.

•	Payment of notionally earned and unpaid annual and long-term incentive compensation;

•	Prorated target for annual or long-term incentive compensation that is not notionally earned;

•

If the time-based restricted stock units or stock option awards are not assumed by the successor upon the change in control, the restricted stock units and stock options vest upon the change in control. Stock options remain exercisable for 90 days following termination. Restricted stock units and stock options may be converted to cash if the acquiring company does not assume responsibility for the obligation; and

•

Upon a qualified termination under a potential change in control only, accelerated vesting of all then unvested time-based restricted stock units and stock option awards with payment of restricted stock units in accordance with the participant elections under terms of the plan and stock options are exercisable for 90 days following termination.

  Additional benefits upon a termination within two years after a Change in Control.

•

Prorated annual incentive compensation from the date of the beginning of the performance period through the date of termination for awards or programs in which the executive participates at target levels;

•

If the time-based restricted stock units or stock option awards are assumed by the successor upon the change in control, accelerated vesting of all then unvested time based restricted stock units and stock option awards with payment in accordance with the terms of the applicable plans (stock options will be subject to exercise for 90 days following termination);

•	Two times the sum of the named executive officer’s base pay plus target annual incentive compensation at the greater of the amount at termination or immediately prior to the change in control;

•	24 months’ continuation of life, accident, and health benefits followed by retiree medical and life insurance coverage to the extent eligible, subject to mitigation;

•	Outplacement services for 12 months, in an amount up to 15% of the named executive officer’s base salary; and

•

If the parachute payments on an after-tax basis exceed 110% of the parachute payments that would have been received calculated without a reduction to the “Section 280G safe harbor limit,” the payments are not cut back to the “Section 280G safe harbor limit,” otherwise they are cut back. In any event, there is no tax gross-up for excise taxes.

All post-termination payments are conditioned upon the execution by the executive at the time of termination of a release of all claims against the Company.

Payments to Mr. Ostrander Upon an Unanticipated Early Termination of Employment

In addition to the payments to named executive officers other than Mr. Armes described above, under the terms of Mr. Ostrander’s offer letter, in the event of an unanticipated involuntary early termination other than for cause during the first two years of his employment, Mr. Ostrander will receive:

•	A severance payment equal to six months base salary;

•	A prorated bonus based upon actual performance payable at the date of normal distribution;

•	Accelerated vesting of the one-time grant of restricted stock units depending upon a termination within 12 or 24 months; and

•	Nullification of the repayment provision of Mr. Ostrander’s relocation reimbursement.

The special severance payments listed above are not in addition to the Company’s Change in Control Severance Pay Plan and any termination that occurs in connection with a change in control will be governed by the terms of that Plan.

Tabular Disclosure

Except as otherwise indicated, the amounts shown in the tables below assume that a named executive officer was terminated and, as applicable, a change in control occurred as of December 31, 2011, and that the price of our common stock equals $14.01, which was the closing price of our common stock on December 30, 2011, as reported on the New York Stock Exchange. Actual amounts that we may pay to any named executive officer upon termination of employment, however, can only be determined at the time of such named executive officer’s actual separation from Cooper Tire & Rubber Company.

Roy V. Armes

The following table shows the potential payments upon termination under various circumstances for Roy V. Armes, Chairman, President and Chief Executive Officer.

Benefits and Payments Upon Termination	Retirement on 12/31/11 (A)	Termination by Death on 12/31/11	Termination by Disability on 12/31/11	Termination Without Cause or for Good Reason on 12/31/11	Termination for Cause or Without Good Reason on 12/31/11	Termination Subsequent to a Change in Control on 12/31/11
Compensation:
Base salary(1)	$—
Annual incentive compensation(2)	$—
Cash Severance — Base salary and average annual incentive compensation multiple (3)	$—			3,972,634		3,972,634
Long-term incentive — Performance-Based Stock Units and Cash(4)	$—	701,182	701,182	701,182		701,182
Stock Options(5)	$—	3,308,400	3,308,400	2,205,600		3,308,400
Restricted Stock Units(6)	$—	1,173,688	1,173,688	1,173,688	1,173,688	1,173,688
Benefits and Perquisites:
Pension Plan and Non-Qualified Supplementary Benefit Plan(7)	$—	397,196	397,196	397,196	397,196	397,196
Executive Deferred Compensation Plan	$—
Life, accident, and health insurance(8)	$—	26,650	26,650	26,650		26,650
Retiree medical and life insurance(9) $—	$—
Excise-Tax Gross-up(10)	$—
Outplacement Services	$—

Total	$—	5,607,116	5,607,116	8,476,950	1,570,884	9,579,750

(A)	Not eligible for retirement at 12/31/11.

Bradley E. Hughes

The following table shows the potential payments upon termination under various circumstances for Bradley E. Hughes, Vice President and Chief Financial Officer.

Benefits and Payments Upon Termination	Retirement on 12/31/11 (A)	Termination by Death on 12/31/11	Termination by Disability on 12/31/11	Termination Without Cause or for Good Reason on 12/31/11	Termination for Cause or Without Good Reason on 12/31/11	Termination in Connection With a Change in Control on 12/31/11
Compensation:
Base salary(1)	$—
Annual incentive compensation(2)	$—
Cash Severance — Base salary and average annual incentive compensation multiple(3)	$—					1,376,000
Long-term incentive — Performance-Based Stock Units and Cash(4)	$—	145,171	145,171			145,171
Stock Options(5)	$—
Restricted Stock Units(6)	$—	550,705	550,705			550,705
Benefits and Perquisites:
Pension Plan and Non-Qualified Supplementary Benefit Plan(7)(B)	$—	18,391	18,391	18,391	18,391	18,391
Life, accident and health insurance(8)	$—					29,934
Retiree medical and life insurance(9)	$—
Outplacement Services(11)	$—					64,500

Total	$—	714,267	714,267	18,391	18,391	2,184,701

(A)	Not eligible for retirement at 12/31/11.
(B)	Not eligible to participate in Pension Plan.

Brenda S. Harmon

The following table shows the potential payments upon termination under various circumstances for Brenda S. Harmon, Senior Vice President and Chief Human Resources Officer.

Benefits and Payments Upon Termination	Retirement on 12/31/11 (A)	Termination by Death on 12/31/11	Termination by Disability on 12/31/11	Termination Without Cause or for Good Reason on 12/31/11	Termination for Cause or Without Good Reason on 12/31/11	Termination in Connection With a Change in Control on 12/31/11
Compensation:
Base salary(1)	$—
Annual incentive compensation(2)	$—
Cash Severance — Base salary and average annual incentive compensation multiple(3)	$—					1,104,000
Long-term incentive — Performance-Based Stock Units and Cash(4)	$—	123,405	123,405			123,405
Stock Options(5)	$—
Restricted Stock Units(6)	$—	183,587	183,587			183,587
Benefits and Perquisites:
Pension Plan and Non-Qualified Supplementary Benefit Plan(7)(B)	$—	9,823	9,823	9,823	9,823	9,823
Life, accident and health insurance(8)	$—					24,021
Retiree medical and life insurance(9)	$—
Outplacement Services(11)	$—					55,200

Total	$—	316,815	316,815	9,823	9,823	1,500,036

(A)	Not eligible for retirement at 12/31/11.
(B)	Not eligible to participate in Pension Plan.

Harold C. Miller

The following table shows the potential payments upon termination under various circumstances for Harold C. Miller, Vice President and President International Tire Operations.

Benefits and Payments Upon Termination	Retirement on 12/31/11 (A)	Termination by Death on 12/31/11	Termination by Disability on 12/31/11	Termination Without Cause or for Good Reason on 12/31/11	Termination for Cause or Without Good Reason on 12/31/11	Termination in Connection With a Change in Control on 12/31/11
Compensation:
Base salary(1)	$—
Annual incentive compensation(2)	$—	97,597	97,597	97,597	97,597	97,597
Cash Severance — Base salary and average annual incentive compensation multiple(3)	$—					1,177,600
Long-term incentive — Performance-Based Stock Units and Cash(4)	$—	121,237	121,237			121,237
Stock Options(5)	$—	735,200	735,200	367,600		735,200
Restricted Stock Units(6)	$—	46,065	46,065	46,065	46,065	46,065
Benefits and Perquisites:
Pension Plan and Non-Qualified Supplementary Benefit Plan(7)	$—	95,885	95,885	95,885	95,885	95,885
Executive Deferred Compensation Plan(12	$—	337,027	337,027	337,027	337,027	337,027
Life, accident and health insurance(8)	$—					22,236
Retiree medical and life insurance(9)	$—
Outplacement Services(11)	$—					55,200

Total	$—	1,433,011	1,433,011	944,174	576,574	2,688,047

(A)	Not eligible for retirement at 12/31/11.

Christopher E. Ostrander

The following table shows the potential payments upon termination under various circumstances for Christopher E. Ostrander, Vice President and President North America Tire Operations.

Benefits and Payments Upon Termination	Retirement on 12/31/11 (A)	Termination by Death on 12/31/11	Termination by Disability on 12/31/11	Termination Without Cause or for Good Reason on 12/31/11	Termination for Cause or Without Good Reason on 12/31/11	Termination in Connection With a Change in Control on 12/31/11
Compensation:
Base salary(1)	$—
Annual incentive compensation(2)	$—
Cash Severance — Base salary and average annual incentive compensation multiple(3)	$—			190,000		1,216,000
Long-term incentive — Performance-Based Stock Units and Cash(4)	$—
Stock Options(5)	$—
Restricted Stock Units(6)	$—	1,007,165	1,007,165	503,583		1,007,165
Benefits and Perquisites:
Pension Plan and Non-Qualified Supplementary Benefit Plan(7)(B)	$—
Life, accident and health insurance(8)	$—					29,290
Retiree medical and life insurance(9)	$—
Outplacement Services(11)	$—					57,000

Total	$—	1,007,165	1,007,165	693,583	0	2,309,455

(A)	Not eligible for retirement at 12/31/11.
(B)	Not eligible to participate in Pension Plan.

Footnotes for Tabular Disclosure

(1)	As of December 31, 2011, the amount of base salary payable to the named executive officers for services rendered during 2011 has been paid.

(2)	Amounts shown are actual amounts payable in early 2012, if any, based upon achieved performance metrics established for 2011 although the payments could be different for a termination during the year under the various listed terminations.

(3)	Termination within two years after a change in control: $75,000 lump sum payment in addition to two (2) times the sum of base salary as of the end of 2011 plus average annual cash incentive award over the prior three (3) years for Mr. Armes. Mr. Armes would receive the same amount if terminated without cause or for good reason. All other named executive officers would receive two (2) times the sum of base salary as of the end of 2011 plus target annual cash incentive compensation for termination due to a change in control. Any required reduction due to a Section 280G related excise tax “Cap” for other named executives due to a change in control adjusts the cash severance.

(4)	Amounts shown are based on the performance-based stock units and performance-based cash earned as of December 31, 2011, as part of the 2010-2012 and the 2011-2013 long-term incentive programs’ performance-based grants. Units were valued at the closing price of our common stock at December 31, 2011.

(5)	Total in-the-money/intrinsic dollar value of vested and non-vested stock options for change in control. Total in-the-money/intrinsic dollar value of vested and non-vested stock options for retirement, disability or death with specific periods for exercise.

(6)	Total dollar value of vested and non-vested restricted stock units for termination without cause or for good reason (Mr. Armes only), retirement, disability, death, and change in control. Total dollar value of only vested restricted stock units for termination with cause or without good reason. When restricted units become vested, the grantee shall receive shares of common stock equal to the number of restricted units granted in addition to dividend equivalents earned. The common stock is to be delivered on the date specified by the grantee in their restricted stock award agreement.

(7)	All vested Non-Qualified Supplementary Benefit Plan retirement plus investment savings benefits are payable to all participants upon termination.

(8)	Termination for change in control: Present value of 24 months’ coverage of Company-provided life, accident, and health benefits. In accordance with Mr. Armes’ employment agreements, he would receive this same amount if terminated without cause or for good reason, or due to death or disability.

(9)	Present value of Company-paid lifetime medical and life insurance valued to age 85. This benefit is only for employees hired before January 1, 2003, who are eligible to retire.

(10)	Under the terms of the employment agreement with Mr. Armes, this reflects the estimated gross-up payment for excise taxes imposed by Internal Revenue Code Section 4999, if any, assuming a change in control and subsequent termination of the executive’s employment as of December 31, 2011. The gross-up payment would cover federal excise taxes and additional income taxes resulting from the payment of the gross-up.

(11)	The amount shown reflects the total amount payable for outplacement assistance for Messrs. Hughes, Miller, and Ostrander and Ms. Harmon, which is equal to 15% of current base salary.

(12)	The amount shown reflects the account balance payable from the Executive Non-Qualified Deferred Compensation Plan for Mr. Miller.

2011 DIRECTOR COMPENSATION TABLE

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Phantom Stock Awards ($)(2) (c)	Option Awards ($)(3) (d)	Total ($) (h)
Laurie J. Breininger	$52,500	$0	—	$52,500
Thomas P. Capo	$70,000	$70,000	—	$140,000
Steven M. Chapman	$70,000	$70,000	—	$140,000
John J. Holland	$77,000	$70,000	—	$147,000
John F. Meier	$80,000	$70,000	—	$150,000
Cynthia A. Niekamp(2)	$0	$0	—	$0
John H. Shuey	$80,000	$70,000	—	$150,000
Richard L. Wambold	$77,000	$70,000	—	$147,000
Robert D. Welding	$70,000	$70,000	—	$140,000

(1)	The amounts listed under “Fees Earned or Paid in Cash” represent the compensation amounts discussed in the narration below. The Non-Employee Directors deferred the following amounts of fees reported in column (b) initially into phantom stock units under our Directors’ deferral plan, as described below: Ms. Breininger, $0; Mr. Capo, $70,000; Mr. Chapman, $70,000; Mr. Holland, $0; Mr. Meier, $20,000; Ms. Niekamp, $0; Mr. Shuey, $0; Mr. Wambold, $77,000; and Mr. Welding, $0.

(2)	These amounts are the aggregate grant date fair value in accordance with FASB ASC 718. See Note 15 to our Consolidated Financial Statements for the twelve months ended December 31, 2011, for details as to the assumptions used to determine the fair value of the phantom stock awards. The Non-Employee Directors had phantom stock awards outstanding as of December 31, 2011, for the following number of shares: Ms. Breininger, 0; Mr. Capo, 45,104; Mr. Chapman, 60,217; Mr. Holland, 74,332; Mr. Meier, 61,282; Ms. Niekamp 0; Mr. Shuey, 39,794; Mr. Wambold, 73,226; and Mr. Welding, 39,733. Each Non-Employee Director except for Laurie Breininger, who retired on May 6, 2011, and Cynthia Niekamp, who joined the Board in December, 2011, received an annual grant of phantom stock awards as follows: 2,749 units on May 6, 2011. The entire grant date fair value (including amounts reported for 2011) of the phantom stock awards issued to each of the Non-Employee Directors in 2011 was $70,000.

(3)	The Non-Employee Directors had option awards outstanding as of December 31, 2011, for the following number of shares: Ms. Breininger, 5,748; Mr. Capo, 0; Mr. Chapman, 2,631; Mr. Holland, 7,748; Mr. Meier, 9,748; Ms. Niekamp 0; Mr. Shuey, 9,748; Mr. Wambold, 5,748; and Mr. Welding, 0.

Our Board of Directors makes compensation decisions for our Directors upon the recommendation of the Nominating & Governance Committee. Except as noted in the footnotes above, our Non-Employee Directors received the following compensation on an annual basis for the period January 1, 2011 through September 30, 2011:

•

Each Non-Employee Director except for Cynthia Niekamp who was elected to the Board on December 13, 2011, received an annual retainer of $70,000. There were no fees for attendance at meetings of the Board of Directors and meetings of the Committees of the Board of Directors;

•	The Lead Director received an annual fee of $10,000 for serving in that capacity;

•	The Chair of the Audit Committee received an annual fee of $10,000 for serving in that capacity; and

•	The Chairs of the Compensation Committee and Nominating and Governance Committee each received an annual fee of $7,000 for serving in those capacities.

In addition, as set forth in Footnote 2 above, each Non-Employee Director, except for Laurie Breininger and Cynthia Niekamp, received an annual grant of phantom stock units in an amount equal to $70,000 divided by the average of the highest and the lowest quoted selling price of a share of the Company’s common stock, as reported on the New York Stock Exchange Composite Tape, on the grant date for that particular year.

Effective October 1, 2011, the Company altered the Non-Employee Director compensation program as follows (paid pro rata for 2011):

•	Each Non-Employee Director will receive an annual retainer of $80,000. There were no fees for attendance at meetings of the Board of Directors and meetings of the Committees of the Board of Directors;

•	The Lead Director will receive an annual fee of $15,000 for serving in that capacity;

•	The Chair of the Audit Committee will receive an annual fee of $15,000 for serving in that capacity; and

•	The Chairs of the Compensation Committee and Nominating and Governance Committee will each receive an annual fee of $10,000 for serving in those capacities.

Additionally, effective in 2012, each Non-Employee Director will receive an annual grant of phantom stock units in an amount equal to $80,000 divided by the average of the highest and the lowest quoted selling price of a share of the Company’s common stock, as reported on the New York Stock Exchange Composite Tape, on the grant date for that particular year.

Also effective in 2012, the Company increased the Share Ownership Guidelines for Non-Employee Directors to a level of 15,000 shares. As of the date of this proxy statement, each of our Directors has met this requirement except for Cynthia Niekamp, who joined the Board of Directors on December 13, 2011. New Directors have five years to meet this requirement.

Our Non-Employee Directors also participate in our Amended and Restated 1998 Non-Employee Directors Compensation Deferral Plan, which we refer to as the Directors’ deferral plan. The Directors’ deferral plan permits our Non-Employee Directors to defer some or all of the fees payable to them for service on the Board of Directors. The amounts that our Non-Employee Directors defer, and dividend equivalents on those amounts, are converted to phantom stock units and credited to a bookkeeping account established for this purpose, or are invested in various alternative investment funds available from time to time. Deferred amounts may be transferred from phantom stock units into the alternative investment funds, but not back into phantom stock units. The amount of alternative investment funds will be equal to (1) the amount of phantom stock units to be transferred multiplied by (2) the average of the highest and the lowest quoted selling price of a share of our common stock, as reported on the New York Stock Exchange Composite Tape, on the date the phantom stock units were transferred (or, if there were no sales on the date the phantom stock units were transferred, the next preceding date during which a sale of our common stock occurred).

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

Corporate Governance

The Board has determined that the existing leadership structure, with Mr. Armes serving as Chairman of the Board and Chief Executive Officer, and Mr. Meier serving as Lead Director, is currently the most efficient and effective structure for the Company. The Board believes that having the Chief Executive Officer serve as Chairman of the Board and having an independent director serve as Lead Director strikes an effective balance between management and independent director participation in the Board process.

For example, our leadership structure currently provides for our Chief Executive Officer to serve as our Chairman of the Board, because, among other things, he possesses an intimate working knowledge and understanding of our day-to-day business, plans, strategies and initiatives. Because of this knowledge and understanding, he is in an excellent position to identify strategic opportunities and priorities and to lead the discussion between management and the Board for execution of our strategies and achievement of our objectives.

At the same time, having a Lead Director who has a strong working relationship with our independent directors ensures communication between these directors, which are all of the directors other than Mr. Armes, and the management of the Company. Our Lead Director is elected annually by a majority of the independent directors of the Board to serve until his or her successor is elected or until such earlier time as he or she ceases to be a director, resigns as Lead Director or is replaced as Lead Director by a majority of the independent directors. The specific duties and responsibilities of our Lead Director are described in our Lead Director Responsibilities and Qualifications. Among other things, our Lead Director:

•	Presides at meetings of the Board in the absence of, or upon the request of, the Chairman of the Board, including all executive sessions of the independent directors;

•

Serves as principle liaison to facilitate communications between other members of the Board and the Chairman of the Board and Chief Executive Officer, without inhibiting direct communications between the Chairman of the Board and other directors;

•	Consults with the Chairman of the Board in the preparation of the Board meeting agendas and in determining the need for special meetings of the Board;

•	Advises and consults with the Chairman of the Board and Chief Executive Officer on matters related to corporate governance and Board performance; and

•	Serves as a liaison to stockholders who request direct communications with the Board.

The independent directors of the Board elected Mr. Meier to serve as Lead Director of the Board.

Although the Board believes that the existing leadership structure is currently in the best interests of the Company, the Board recognizes that no single leadership structure may be appropriate in all circumstances. Accordingly, the Board considers this issue as part of the succession planning process and considers it each time it elects the Chief Executive Officer. The Company’s governance guidelines provide the Board with the flexibility to separate the positions of Chairman of the Board and Chief Executive Officer if, in the future, the Board determines that such a leadership structure would be a more efficient and effective structure for our Board, our business, our employees and our stockholders.

The Board evaluates risk both collectively and as a function of its respective committees, including general oversight of (i) the financial exposure of the Company, (ii) risk exposure as related to overall company portfolio and impact on earnings, (iii), oversight for information technology security and risk, and (iv) all systems, processes, and organizational structure and people responsible for finance and risk functions. The Board administers its risk oversight function as a component of its duties, but not in any capacity that has a specific effect on its leadership structure.

Code of Business Conduct and Ethics

Our Board has adopted a written Code of Business Conduct and Ethics for our Directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees. We have and intend to continue to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding certain amendments to or waivers from our Code of Business Conduct and Ethics by filing Current Reports on Form 8-K with the Securities and Exchange Commission, and will make any amended Code of Business Conduct and Ethics available at the Investor Relations/Governance link on our website by http://www.coopertire.com.

Board of Directors

During 2011, our Board of Directors held seven Board meetings, five meetings of our Audit Committee, five meetings of our Compensation Committee, and five meetings of our Nominating and Governance Committee. Each Director attended more than 75% of the aggregate number of meetings of the Board of Directors and meetings of Committees on which such Director served during the past fiscal year.

Determination of Independence of Directors

The New York Stock Exchange’s Corporate Governance Listing Standards require that all listed companies have a majority of independent directors. For a director to be “independent” under the NYSE listing standards, the board of directors of a listed company must affirmatively determine that the director has no material relationship with the Company, or its subsidiaries or affiliates, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company or its subsidiaries or affiliates. The Board has adopted the NYSE listing standards as its categorical standards for making director independence determinations.

In making independence determinations, the Board has broadly considered all relevant facts and circumstances from the standpoint of both the Director and others. The Board has considered that we, our employees or our affiliates may have engaged in transactions or relationships with companies with which our Directors are associated. These transactions or relationships include renting vehicles from Dollar Thrifty Automotive Group, Inc., the company for which Mr. Capo was Chairman of the Board and is a director, and purchasing products from companies for which our Directors are employees of or are on the board of directors. After these considerations, and in accordance with the NYSE listing standards, the Board has affirmatively determined that each Director serving during 2011, other than Mr. Armes, has no material relationship with us (either directly or as a partner, stockholder, or officer of an organization that has a relationship with us).

Additionally, the Board has determined that each Director other than Mr. Armes is “independent” under the NYSE listing standards, which provide that a Director is not independent if:

•	The Director is, or has been within the last three years, one of our employees, or an immediate family member is, or has been within the last three years, one of our executive officers;

•

The Director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from us, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•

(1) The Director is a current partner or employee of a firm that is our internal or external auditor; (2) the Director has an immediate family member who is a current partner of such a firm; (3) the Director has an immediate family member who is a current employee of such a firm and personally works on our audit; or (4) the Director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on our audit within that time;

•

The Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee; or

•

The Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Audit Committee

We have a separately designated standing Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee currently consists of Directors Shuey (Chairman), Capo, Chapman, and Niekamp. Ms. Breininger served on the Audit Committee until she retired from the Board of Directors on May 6, 2011. All members have been determined to be “independent” under the New York Stock Exchange’s Corporate Governance Listing Standards and to be financially literate. The Board has determined that Director Shuey qualifies as our “audit committee financial expert” due to his business experience and educational background described on page 5 of this proxy statement. The Audit Committee:

•

Assists the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of our financial statements and compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and performance of the independent registered public accounting firm and our internal audit function; and

•	Prepares the Audit Committee’s report included in this proxy statement.

The functions of the Audit Committee are set forth in an Audit Committee Charter, which was adopted by the Board on February 4, 2004, and is available on our website. We do not have any related person transactions, but our Audit Committee will review and discuss any proposed related person, insider or affiliated party transactions pursuant to the Audit Committee Charter. It is the written policy of the Company that the Audit Committee will review and discuss reports and disclosures of insider and affiliated party transactions.

Compensation Committee

We have a standing Compensation Committee, which is comprised of Directors Wambold (Chairman), Holland, Meier and Welding. Compensation decisions for the Company’s officers and other key executive officers are made by our Compensation Committee, and actions of the Committee are reported to the Board of Directors after each meeting.

The Compensation Committee:

•

Establishes the remuneration (base salary, annual and long-term cash and equity-based incentive compensation, perquisites and benefits) of our Chief Executive Officer and approves the remuneration (as described for the CEO) of the Company’s senior officers and other key executives, including reviewing and approving the corporate financial goals and objectives relevant to the remuneration arrangements;

•	Reviews the cash and equity-based compensation plans for officers and senior management and makes or recommends changes to the Board of Directors as it deems appropriate;

•	Reviews and approves any executive employment agreements, severance pay plans, deferred compensation plans and similar plans and arrangements and the executives to whom they apply;

•	Oversees regulatory compliance with respect to compensation matters; and

•	Establishes stock ownership guidelines for the Company’s officers and other key executives and reviews compliance with those guidelines.

The Compensation Committee has engaged Exequity LLP, an independent executive compensation consulting firm, to review and provide guidance regarding our total compensation program for named executive officers for 2012 and to assist the Committee in monitoring and assessing compensation trends for senior management personnel, including the Chief Executive Officer.

The agenda for meetings of the Compensation Committee is determined by its Chairman with the assistance of our Senior Vice President and Chief Human Resources Officer. Compensation Committee meetings are regularly attended by our Chief Executive Officer and our Senior Vice President and Chief Human Resources Officer. At each meeting, the Compensation Committee meets in executive session. The Compensation Committee’s Chairman reports on the Committee’s actions and decisions on executive compensation matters to the Board of Directors. Independent advisors and our Human Resources Department support the Compensation Committee in its duties and, along with our Chief Executive Officer and Senior Vice President and Chief Human Resources Officer, may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. The Compensation Committee reviews the total fees paid to our outside consultants to ensure that they maintain their objectivity and independence when rendering advice to the Compensation Committee.

Nominating and Governance Committee

We have a standing Nominating and Governance Committee, which is currently comprised of Directors Holland (Chairman), Chapman, Meier, and Shuey, each of whom is “independent” under the New York Stock Exchange’s Corporate Governance Listing Standards. Ms. Breininger served on the Nominating and Governance Committee until she retired from the Board of Directors on May 6, 2011. The Nominating and Governance Committee:

•	Recommends candidates for membership on the Board; and

•	Ensures that the Board acts within the governance guidelines and that the governance guidelines remain appropriate.

The Nominating and Governance Committee will consider candidates for Board membership proposed by our stockholders or other parties. Any recommendation must be in writing, accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information and an indication of the consent of the proposed nominee to serve. The recommendation should be addressed to the Nominating and Governance Committee of the Board of Directors, Attention: Secretary, Cooper Tire & Rubber Company, 701 Lima Avenue, Findlay, Ohio 45840. As of the date of this proxy statement, we have not received any director nominee recommendations from any stockholders.

The Nominating and Governance Committee uses a variety of sources to identify candidates for Board membership, including current members of the Board, our executive officers, individuals personally known to members of the Board and our executive officers and, as described above, our stockholders, as well as, from time to time, third party search firms. The Nominating and Governance Committee may consider candidates for Board membership at its regular or special meetings held throughout the year.

The Nominating and Governance Committee uses the same manner and process for evaluating every candidate for Board membership regardless of the original source of the candidate’s nomination. Once the Nominating and Governance Committee has identified a prospective candidate, the Nominating and Governance Committee makes an initial determination whether to conduct an initial evaluation of the candidate, which consists of an interview by the Chair of the Nominating and Governance Committee. The Nominating and Governance Committee currently has not set specific, minimum qualifications or criteria for nominees that it proposes for Board membership, but evaluates the entirety of each candidate’s credentials. The Nominating and Governance Committee believe, however, that we will be best served if our Directors bring to the Board a variety of experience and diverse backgrounds and, among other things, demonstrated integrity, executive leadership and financial, marketing or business knowledge and experience.

The Chair communicates the results of initial evaluation of candidates to the other Nominating and Governance Committee members, the Lead Director and the Chairman of the Board and Chief Executive Officer. If the Nominating and Governance Committee determines, in consultation with the Chairman of the Board and the Chief Executive Officer, that further consideration of the candidate is warranted, members of our senior management gather additional information regarding the candidate. The Nominating and Governance Committee or members of our senior management then conduct background and reference checks and any final interviews, as necessary, of the candidate. At that point, the candidate is invited to meet and interact with the members of the Board who are not on the Nominating and Governance Committee. The Nominating and Governance Committee then makes a final determination whether to recommend the candidate to the Board for Board membership.

Neither the Nominating and Governance Committee nor the Board of Directors has a formal policy with regard to the consideration of diversity in identifying director nominees; however, how a specific nominee contributes to the diversity of the Board of Directors is considered by both the Nominating and Governance Committee and the Board of Directors in determining candidates for the Board.

The Nominating and Governance Committee utilized the services of a third party search firm to identify potential candidates for nomination as a director to the Board of Directors. Based on the review of possible candidates provided by this third party, the Nominating and Governance Committee recommended Cynthia Niekamp to the Board of Directors for election as a director.

Availability of Governance Guidelines, Code of Business Conduct and Ethics and Committee Charters

Our governance guidelines, Code of Business Conduct and Ethics and the charters for the Audit Committee, Compensation Committee and Nominating and Governance Committee are available at the Investor Relations/Governance link on our website at http://www.coopertire.com.

In addition, stockholders may request a free printed copy of any of these materials by contacting:

Cooper Tire & Rubber Company

Attention: Director of Investor Relations

701 Lima Avenue

Findlay, Ohio 45840

(419) 423-1321

Stockholder and Interested Party Communications with the Board

Our Board has adopted a process by which stockholders or interested parties may send communications to the Board, the Non-Employee Directors as a group, or any of the Directors. Any stockholder or interested party who wishes to communicate with the Board, the Non-Employee Directors as a group, or any Director may send a written communication addressed to:

Board of Directors — Stockholder and Interested Party Communications

Attention: Secretary

Cooper Tire & Rubber Company

701 Lima Avenue

Findlay, Ohio 45840

The Secretary will review and forward each written communication (except, in his sole determination, those communications clearly of a marketing nature, those communications better addressed by a specific Company department or those communications containing complaints regarding accounting, internal auditing controls or auditing matters) to the full Board, the Non-Employee Directors as a group, or the individual Director(s) specifically addressed in the written communication. The Secretary will discard written communications clearly of a marketing nature. Written communications better addressed by a specific Company department will be forwarded to such department, and written communications containing complaints regarding accounting, internal auditing controls or auditing matters will be forwarded to the Chairman of the Audit Committee.

Director Attendance at Annual Meetings

Our Board does not have a specific policy regarding Director attendance at our Annual Meetings. All of our Directors attended our 2011 Annual Meeting, except for Laurie Breininger, who retired and Cynthia Niekamp, who was elected to the Board of Directors on December 13, 2011.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Directors Holland, Meier, Wambold and Welding served as members of the Compensation Committee during 2011. During 2011, none of the members of the Compensation Committee was one of our or our subsidiaries’ officers or employees, or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. Additionally, during 2011, none of our executive officers or Directors was a member of the board of directors, or on a committee thereof, of any other entity such that the relationship would be construed to constitute a committee interlock within the meaning of the rules of the Securities and Exchange Commission.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as the Company’s independent registered public accounting firm for 2011, and has been appointed by the Audit Committee to continue in that capacity during 2012. The Audit Committee’s decision to appoint Ernst & Young LLP has been ratified by the Board and will be recommended to the stockholders for ratification at the Annual Meeting. Ernst & Young LLP has advised the Company that neither the firm nor any of its members or associates has any direct or indirect financial interest in the Company. During 2011, Ernst & Young LLP rendered both audit services, including an audit of the Company’s annual financial statements, and certain non-audit services. There is no understanding or agreement between the Company and Ernst & Young LLP that places a limit on audit fees since the Company pays only for services actually rendered and at what it believes are customary rates. Professional services rendered by Ernst & Young LLP are approved by the Audit Committee both as to the advisability and scope of the service, and the Audit Committee also considers whether such services would affect Ernst & Young LLP’s continuing independence.

Audit Fees

Ernst & Young LLP’s aggregate fees billed for 2010 and 2011 for professional services rendered by them for the audit of the Company’s annual financial statements, the audit of the effectiveness of the Company’s internal control over financial reporting required by the Sarbanes-Oxley Act of 2002, the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements for those years are listed below.

2010 – $1,384,251	2011 – $1,619,129

Audit-Related Fees

Ernst & Young LLP’s aggregate fees billed for 2010 and 2011 for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, and are not reported under “Audit Fees” above, were:

2010 – $132,340	2011 – $152,946

Audit-related fees included fees for employee benefit plan audits and accounting consultation. All audit-related services were pre-approved.

Tax Fees

Ernst & Young LLP’s aggregate fees billed for 2010 and 2011 for professional services rendered by them for tax compliance, tax advice and tax planning were:

2010 – $113,830	2011 – $277,357

Tax fees in 2010 and 2011 represented fees primarily for international tax planning and domestic and foreign tax compliance. All tax services were pre-approved.

All Other Fees

Ernst & Young LLP’s aggregate fees billed in 2010 and 2011 for products and services provided by them, other than those reported above under “Audit Fees,” “Audit Related Fees” and “Tax Fees,” were as follows:

2010 – $0.00	2011 – $0.00

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services expected to be performed by the Company’s independent registered public accounting firm, including the scope of and fees for such services. Requests for audit services, as defined in the policy, must be approved prior to the performance of such services, and requests for audit-related services, tax services and permitted non-audit services, each as defined in the policy, must be presented for approval prior to the year in which such services are to be performed to the extent known at that time. The policy prohibits the Company’s independent registered public accounting firm from providing certain services described in the policy as prohibited services.

Generally, requests for independent registered public accounting services are submitted to the Audit Committee by the Company’s Director of External Reporting (or other member of the Company’s senior financial management) and the Company’s independent registered public accounting firm for consideration at the Audit Committee’s regularly scheduled meetings. Requests for additional services in the categories mentioned above may be approved at subsequent Audit Committee meetings to the extent that none of such services are performed prior to their approval. The Chairman of the Audit Committee is also delegated the authority to approve independent registered public accounting services requests provided that the pre-approval is reported at the next meeting of the Audit Committee. All requests for independent registered public accounting services must include a description of the services to be provided and the fees for such services.

Auditor Attendance at 2012 Annual Meeting

Representatives of Ernst & Young LLP will be present at the Annual Meeting of Stockholders and will be available to respond to appropriate questions and to make a statement if they desire to do so.

AUDIT COMMITTEE REPORT

This report is submitted by all members of the Audit Committee, for inclusion in this proxy statement, with respect to the matters described in this report.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements contained in the Company’s Annual Report on Form 10-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including the requirements of the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Committee has concluded that the independent registered public accounting firm is, in fact, independent of the Company.

The Committee discussed with the Company’s senior internal auditing executive and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the senior internal auditing executive and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held five meetings during the fiscal year 2011.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors:

John H. Shuey, Chairman

Thomas P. Capo

Steven M. Chapman

Cynthia A. Niekamp

BENEFICIAL OWNERSHIP OF SHARES

The information in the table below sets forth those persons (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owners of more than 5% of the Company’s Common Stock as of February 29, 2012 (except as noted below).

The table does not include information regarding shares held of record, but not beneficially, by Delaware Charter Guarantee & Trust Company dba Principal Trust Company, the trustee of the Cooper Spectrum Investment Savings Plan and other defined contribution plans, sponsored by the Company or a subsidiary of the Company. As of December 31, 2011, those plans held 4,041,948 shares, or 6.49% of the Company’s outstanding Common Stock. The trustee, in its fiduciary capacity, has no investment powers and will vote the shares held in the plans in accordance with the instructions provided by the plan participants. If no such instructions are received, the provisions of the plans direct the trustee to vote such participant shares in the same manner in which the trustee was directed to vote the majority of the shares of the other participants who gave directions as to voting.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	BlackRock, Inc.(1)	4,534,941	7.28%
Common Stock	AllianceBernstein L.P. (2)	3,503,361	5.6%

(1)	BlackRock, Inc. filed a Schedule 13G with the SEC on February 13, 2012, indicating that as of December 30, 2011, BlackRock, Inc. had sole voting power with respect to 4,534,941 shares and sole dispositive power with respect to 4,534,941 shares. BlackRock, Inc. has indicated that it is a parent holding company. The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

(2)	AllianceBernstein L.P. filed a Schedule 13G with the SEC on February 13, 2012, indicating that as of December 30, 2011, AllianceBernstein L.P. had sole voting power with respect to 3,503,361 shares and sole dispositive power with respect to 3,503,361. AllianceBernstein L.P. has indicated that it is an investment advisor and that the shares are owned by its advisory clients. The address of AllianceBernstein L.P. is 1345 Avenue of the Americas, New York, New York 10105.

SECURITY OWNERSHIP OF MANAGEMENT

The information that follows is furnished as of February 29, 2012, to indicate beneficial ownership by our executive officers and Directors as a group and each named executive officer and Director, individually, of our Common Stock in accordance with Rule 13d-3 under the Exchange Act, as well as ownership of certain other Company securities and ownership of our Common Stock plus certain other Company securities:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Class	Ownership of Other Securities		Ownership of Common Stock and Other Securities		Percent of Class
Roy V. Armes	706,423 shs	(2)	1.13%	105,571 shs	(4)(5)	811,994 shs	(2)(4)(5)	1.30%

Thomas P. Capo	0 shs		*	45,104 shs	(3)	45,104 shs	(3)	*

Steven M. Chapman	2,631 shs	(2)	*	60,217 shs	(3)	62,848 shs	(2)(3)	*

Brenda S. Harmon	34,283 shs	(2)	*	16,939 shs	(4)(5)	51,222 shs	(2)(4)(5)	*

John J. Holland	7,748 shs	(2)	*	74,332 shs	(3)	82,080 shs	(2)(3)	*

Bradley E. Hughes	65,539 shs	(2)	*	43,819 shs	(4)(5)	109,358 shs	(2)(4)(5)	*

John F. Meier	9,748 shs	(2)	*	61,282 shs	(3)	71,030 shs	(2)(3)	*

Harold C. Miller	159,769 shs	(2)	*	7,056 shs	(4)(5)	166,825 shs	(2)(4)(5)	*

Cynthia A. Niekamp	5,000 shs		*	0 shs		5,000 shs		*

Christopher E. Ostrander	7,334 shs	(2)	*	71,889 shs		79,223 shs	(2)(4)	*

John H. Shuey	9,748 shs	(2)	*	39,794 shs	(3)	49,542 shs	(2)(3)	*

Richard J. Wambold	7,748 shs	(2)	*	73,226 shs	(3)	80,974 shs	(2)(3)	*

Robert D. Welding	0 shs		*	39,733 shs	(3)	39,733 shs	(3)	*

All executive officers and Directors as a group (14 persons)	1,020,338 shs	(2)	1.64%	664,533 shs	(3)(4)(5)	1,684,871 shs	(1)(2)(3)(4)(5)	2.70%

*	Less than 1%
(1)	Includes 687,059 shares obtainable on exercise of stock options within 60 days following February 29, 2012, which options have not been exercised; 1,298 shares held in the Company’s Spectrum Investment Savings Plan for the account of the executive officers of the Company; 236,935 restricted stock units of which the holders have neither voting nor investment power; 393,688 phantom stock units of which the holders have neither voting nor investment power; and 33,910 notionally earned performance-based stock units of which the holders have neither voting nor investment power. Of the remaining shares, none are subject to shared voting and investment power, and 331,981 are subject to the sole voting and investment power of the holders thereof.

(2)	Includes shares obtainable on exercise of stock options within 60 days following February 29, 2012, which options have not been exercised, as follows: Roy V. Armes — 465,146; Steven M. Chapman — 2,631; Brenda S. Harmon — 19,000; John J. Holland — 7,748; Bradley E. Hughes — 22,400; John F. Meier — 9,748; Harold C. Miller — 133,189; Christopher E. Ostrander — 7,334; John H. Shuey — 9,748; and Richard L. Wambold — 5,748.

(3)	Pursuant to the Amended and Restated 1998 Non-Employee Directors Compensation Deferral Plan described above under “Director Compensation”, the following Directors have been credited with the following number of phantom stock units as of February 29, 2012: Thomas P. Capo — 45,104; Steven M. Chapman — 60,217; John J. Holland — 74,332; John F. Meier — 61,282; John H. Shuey — 39,794; Richard L. Wambold — 73,226; and Robert D. Welding — 39,733. The holders do not have voting or investment power over these phantom stock units.

(4)	Includes the following number of restricted stock units for each of the following executive officers: Roy V. Armes — 83,775; Brenda S. Harmon — 13,104; Bradley E. Hughes — 39,308; Harold C. Miller — 3,288; and Christopher E. Ostrander — 71,889. The holders do not have voting or investment power over these restricted stock units. The agreements pursuant to which the restricted stock units were granted provide for accrual of dividend equivalents and deferral of the receipt of the underlying shares until a date selected by the executive at the time of the grant. At that time, an executive’s restricted stock unit account will be settled through delivery to the executive on the date selected of a number of shares of our Common Stock corresponding to the number of restricted stock units awarded to the executive, plus shares representing the value of dividend equivalents.

(5)	Includes the number of performance-based stock units that were notionally earned by each of the following executive officers for 2010 net income and operating cash flow performance: Roy V. Armes — 21,796; Brenda S. Harmon — 3,835; Bradley E. Hughes — 4,511; and Harold C. Miller — 3,768.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s Directors, executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in beneficial ownership of Common Stock of the Company. Based solely upon a review of such reports and the representation of such Directors and officers, the Company believes that all reports due for Directors and officers during or for the year 2011 were timely filed.

STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2013

Any stockholder who intends to present a proposal at the Annual Meeting in 2013 and who wishes to have the proposal included in the Company’s proxy statement and form of proxy for that Annual Meeting must deliver the proposal to the Secretary of the Company, at the Company’s principal executive offices, so that it is received no later than November 27, 2012. In addition, if a stockholder intends to present a proposal at the Company’s 2013 Annual Meeting without the inclusion of that proposal in the Company’s proxy materials and written notice of the proposal is not received by the Company on or between December 27, 2012 and January 26, 2013, in accordance with the Bylaws, proxies solicited by the Board for the 2013 Annual Meeting will confer discretionary authority to vote on the proposal if presented at the Annual Meeting.

INCORPORATION BY REFERENCE

The Compensation Committee Report that begins on page 23 of this proxy statement, disclosure regarding the Company’s Audit Committee and Audit Committee’s financial expert that begins on page 47 of this proxy statement, and the Audit Committee Report on page 52 of this proxy statement shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

HOUSEHOLDING INFORMATION

Only one Notice of Internet Availability of Proxy Materials or 2011 Annual Report and proxy statement is being delivered to multiple stockholders sharing an address unless the Company received contrary instructions from one or more of the stockholders. If a stockholder at a shared address to which a single copy of the Notice of Internet Availability of Proxy Materials or 2011 Annual Report and proxy statement were delivered wishes to receive a separate copy of the Notice of Internet Availability of Proxy Materials or 2011 Annual Report or proxy statement, he or she should contact the Company’s Director of Investor Relations at 701 Lima Avenue, Findlay, Ohio 45840 or (419) 423-1321. The stockholder will be delivered, without charge, a separate copy of the Notice of Internet Availability of Proxy Materials or 2011 Annual Report or proxy statement promptly upon request. If stockholders at a shared address currently receiving multiple copies of the Notice of Internet Availability of Proxy Materials or 2011 Annual Report and proxy statement wish to receive only a single copy of these documents, they should contact the Company’s Director of Investor Relations in the manner provided above.

SOLICITATION AND OTHER MATTERS

The Board of Directors is not aware of any other matters that may come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

The solicitation of proxies is being made by the Company, and the Company will bear the cost of the solicitation. The Company has retained Georgeson, 199 Water Street, 26th Floor, New York, New York, to aid in the solicitation of proxies, at an anticipated cost to the Company of approximately $10,000, plus expenses. The Company also will reimburse brokers and other persons for their reasonable expenses in forwarding proxy material to the beneficial owners of the Company’s stock. In addition to the solicitation by use of the mails, solicitations may be made by telephone, facsimile or by personal calls, and it is anticipated that such solicitation will consist primarily of requests to brokerage houses, custodians, nominees and fiduciaries to forward soliciting material to beneficial owners of shares held of record by such persons. If necessary, officers and other employees of the Company may by telephone, facsimile or personally, request the return of proxies.

Please mark, execute and return the accompanying proxy, or vote by telephone or Internet, in accordance with the instructions set forth on the proxy form, so that your shares may be voted at the Annual Meeting. For information on how to obtain directions to be able to attend the Annual Meeting and vote in person, please contact the Company’s Secretary at 701 Lima Avenue, Findlay, Ohio 45840 or (419) 429-6710.

You may obtain copies of the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, free of charge upon written request to the Company at 701 Lima Avenue, Findlay, Ohio 45840, Attention: Secretary or call (419) 429-6710.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 11, 2012

This proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and our 2011 Annual Report, are available free of charge at http://www.proxyvote.com.

BY ORDER OF THE BOARD OF

DIRECTORS

Stephen Zamansky

Vice President,

General Counsel and Secretary

March 27, 2012

NOTICE

OF ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT

May 11, 2012

IMPORTANT:

All stockholders are requested to mark, date, sign, and mail promptly the enclosed proxy for which an envelope is provided, or cast their ballots by Internet or telephone.

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on May 11, 2012.

Meeting Information
COOPER TIRE & RUBBER COMPANY	Meeting Type: Annual Meeting
For holders as of: March 15, 2012
Date: May 11, 2012 Time: 10:00 a.m., EDT
COOPER TIRE & RUBBER COMPANY ATTN: STEPHEN ZAMANSKY 701 LIMA AVENUE FINDLAY, OH 45840-0550	Location: The Westin Detroit Metropolitan Airport McNamara Terminal 2501 Worldgateway Place Detroit, MI 48242

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT        ANNUAL REPORT        10-K REPORT

How to View Online:

Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:         www.proxyvote.com

2) BY TELEPHONE:     1-800-579-1639

3) BY E-MAIL*:             sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 29, 2012 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items
THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2 AND 3.
1. To elect as Directors of Cooper Tire & Rubber Company for a term expiring in 2013, the nominees listed below. Nominees:
01) Steven M. Chapman 02) John J. Holland 03) John F. Meier	04) Cynthia A. Niekamp 05) John H. Shuey 06) Richard L. Wambold
2. To ratify the selection of the Company’s independent registered public accounting firm for the year ending December 31, 2012. 3. To approve, by non-binding vote, named executive compensation.

NOTE: Such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

COOPER TIRE & RUBBER COMPANY ATTN: STEPHEN ZAMANSKY 701 LIMA AVENUE FINDLAY, OH 45840-0550

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M42024-P21376-Z57221	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

COOPER TIRE & RUBBER COMPANY		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2 AND 3.
Vote on Directors		☐	☐	☐
1. To elect as Directors of Cooper Tire & Rubber Company for a term expiring in 2013, the nominees listed below.
Nominees:
01) Steven M. Chapman 04) Cynthia A. Niekamp 02) John J. Holland 05) John H. Shuey 03) John F. Meier 06) Richard L. Wambold

Vote on Proposals

2. To ratify the selection of the Company’s independent registered public accounting firm for the year ending December 31, 2012.

3. To approve, by non-binding vote, named executive compensation.

							For ☐ ☐	Against ☐ ☐	Abstain ☐ ☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the Annual Meeting, the persons named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report and 10-K Report are available at www.proxyvote.com.

M42025-P21376-Z57221

Proxy Card - Cooper Tire & Rubber Company

THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF COOPER TIRE & RUBBER COMPANY FOR THE ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD ON MAY 11, 2012

The undersigned hereby appoints Roy V. Armes, Bradley E. Hughes and Stephen Zamansky, or any of them or their substitutes, as proxies, each with the power to appoint his substitutes, and hereby authorizes them to represent and vote, as designated herein, all the shares of common stock of Cooper Tire & Rubber Company held of record by the undersigned at the close of business on March 15, 2012, with all powers that the undersigned would possess if personally present, at the Annual Meeting of Stockholders to be held at The Westin Detroit Metropolitan Airport, McNamara Terminal, 2501 Worldgateway Place, Detroit, Michigan 48242, on Friday, May 11, 2012, at 10:00 a.m. E.D.T., or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting.

For stockholders, this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is indicated, this proxy will be voted “FOR” each of the director nominees named herein and “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent auditors, and “FOR” the approval, by non-binding vote, of named executive compensation. The proxies are authorized to take action in accordance with their judgment upon any other business that may properly come before the Annual Meeting, or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting.

Principal Trust Company is Trustee under the following defined contribution plans (the “Plans”) sponsored by Cooper Tire & Rubber Company: Spectrum Investment Savings Plan; Pre-Tax Savings Plan (Texarkana); and Pre-Tax Savings Plan (Findlay). This proxy card is also soliciting voting instructions on behalf of the Board of Directors of Cooper Tire & Rubber Company from Plan participants to direct the Trustee to vote the shares of common stock of Cooper Tire & Rubber Company held in the participants’ accounts under such Plans in accordance with their instructions.

If I, the undersigned, am a participant in any of the Plans, pursuant to the applicable terms of the Plan in which I am a participant, I hereby direct the Trustee to vote (in person or by proxy) all shares of common stock of Cooper Tire & Rubber Company held in the account under the Plan at the close of business on March 15, 2012 at the Annual Meeting of Stockholders to be held at The Westin Detroit Metropolitan Airport, McNamara Terminal, 2501 Worldgateway Place, Detroit, Michigan 48242, on Friday, May 11, 2012, at 10:00 a.m. E.D.T., or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting, in accordance with the instructions given by me on the opposite side of this proxy card.

For Plan participants, this proxy card, when properly executed, will be voted in the manner directed herein by the undersigned participant(s). If no direction is indicated, the Trustee will vote in the same manner in which the Trustee is directed to vote the majority of the aggregate shares held by Plan participants. In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the Annual Meeting, or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. FOR STOCKHOLDERS, YOU NEED NOT MARK ANY BOXES. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, BUT THE PROXIES CANNOT VOTE THESE SHARES UNLESS YOU SIGN, DATE AND RETURN THIS PROXY CARD. FOR PLAN PARTICIPANTS, IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, YOU WILL NEED TO MARK THE “FOR” BOXES FOR PROPOSALS 1, 2 AND 3.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be voted on the reverse side)